SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported):
                                  May 18, 2000

                          NATIONAL DISCOUNT BROKERS GROUP, INC.
                   (Exact name of Registrant as specified in Charter)


Delaware                             1-9480                           22-2394480
(State or other jurisdiction       (Commission                     (IRS Employer
of incorporation)                   File Number)                  Identification
                                                                         Number)



10 Exchange Place Centre, 15th Floor, Jersey City, New Jersey         07302-3913
(Address of principal executive office)                               (Zip Code)

Registrant's telephone number including area code:                (201) 946-2200


                                    Not Applicable
              (Former name and former address, as changed since last report










Item 5.           Other Events

         National Discount Brokers Group, Inc. (the "Corporation") announced on May 18, 2000, that it had entered into a Securities Purchase Agreement (the "SPA") dated as of May 15, 2000 with DB U.S. Financial Markets Holding Corporation ("DBUS") pursuant to which the Corporation would sell 3,000,000 shares of its common stock to DBUS for $45.31 per share. A copy of the press release announcing the transaction is filed as an exhibit to this Form 8-K. The SPA together with certain exhibits is also filed with this Form 8-K.

     In addition to the sale of shares of common stock by the Corporation, the SPA provides that as a condition to the sale, (i) the Corporation and DBUS and certain other parties enter into a Registrations Rights Agreement covering the right of DBUS to have its shares of common stock of the Corporation registered under the Securities Act of 1933, as amended; (ii) the Corporation and Deutsche Bank AG ("DB") enter into a stockholder Agreement providing for (A) the prohibition of certain sales by the Corporation of Voting Capital Stock (as defined) or Common Stock Equivalents (as defined) of the Corporation without the consent of DB, (B) certain rights of DB to acquire Common Stock of the Corporation from the Corporation in the event of issuances or sales of common stock of the Corporation by the Corporation, (C) the appointment of a representative of DB to the Board of Directors of the Corporation, (D) restrictions on the voting of Voting Capital Stock of the Corporation held by DB; (E) restrictions on DB acquiring shares of Voting Capital Stock of the Corporation in excess of the Standstill Percentage (as defined); (F) the obligation of DB to sell shares of common stock of the Corporation to the Corporation in certain circumstances; (G) restrictions on DB conducting proxy contests, or taking certain other actions with regard to the Corporation; (iv) DB enter into an agreement regarding the providing of certain research materials prepared by DB to customers of the Corporation or its subsidiaries in the United States; and (v) DB enter into an agreement with respect to the Corporation or one of its affiliates being a distributor of initial public offerings of equity securities in the United States if DB or one of its affiliates is an underwriter of the securities and the internet is a distribution channel.

         The transaction is subject to several conditions including, but not limited to, review under the Hart-Scott-Rodino Antitrust Improvement Act, the negotiation of term sheets for joint ventures between DB or one of and more of its affiliates and the Corporation or one or more of its affiliates regarding the offering of on line discount brokerage in Europe and the rest of the world other than Europe and the United States.

         The SPA is subject to termination by mutual agreement of the parties or by either of the parties if the transaction cannot be consummated on or prior to dates set forth in the SPA.

         The foregoing is a summary of the SPA and certain other proposed agreements and is not complete. The SPA and other proposed forms of agreements filed as exhibits with this Form 8-K are incorporated herein by reference. There can be no assurance that the transactions contemplated by the SPA will be consummated or consummated on schedule.

         Statements made in this Form 8-K constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. These statements generally are accompanied by words such as "intend", "anticipate", "believe", "estimate", "expect", "should" or similar expressions. It should be understood that these forward-looking statements are subject to a number of assumptions, risks and uncertainties, that could cause actual results to differ materially from these expressed in the forward-looking statements. These uncertainties and risks include changes in laws and rules or regulations, and the inability of the parties to the SPA or their respective affiliates to satisfy conditions to closing of the transaction proposed in the SPA.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         10(a) Securities Purchase Agreement between National Discount Brokers Group, Inc. and DB U.S. Financial Markets Holding Corporation dated as of May 15, 2000. The Corporation agrees to provide the Commission with copies of omitted Schedules and Exhibits at its request.

         10(b) Proposed Form of Stockholder Agreement between National Discount Brokers Group, Inc. and Deutsche Bank A.G.

         10(c) Proposed Form of Registration Rights Agreement among between National Discount Brokers Group, Inc., DB U.S. Financial Markets Holding Corporation, Go2Net, Inc., Vulcan Ventures Incorporated and IAT Reinsurance Syndicate, Ltd.

         99(a)    Press Release dated May 18, 2000

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           National Discount Brokers Group, Inc.
                                           Registrant


Dated:  May 19, 2000              By:
                                    Name:  Arthur Kontos
                                    Title: President and Chief Executive Officer

                                                                   EXHIBIT 10(a)

                          SECURITIES PURCHASE AGREEMENT

                                     between

                       NATIONAL DISCOUNT BROKERS GROUP, INC.

                                       and

                   DB U.S. FINANCIAL MARKETS HOLDING CORPORATION

                            Dated as of May 15, 2000

                                TABLE OF CONTENTS
                                   (continued)





                                TABLE OF CONTENTS






                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES
1.1      Purchase and Sale.........................................................................................................1

1.2      Closing...................................................................................................................1

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1      Organization and Corporate Power..........................................................................................2

2.2      Authorization.............................................................................................................2

2.3      Government Approvals......................................................................................................2

2.4      Authorized and Outstanding Stock..........................................................................................3

2.5      Subsidiaries..............................................................................................................3

2.6      Securities Law Compliance.................................................................................................4

2.7      Commission Documents; Financial Information and Controls..................................................................4

2.8      Absence of Certain Events; No Material Adverse Effect.....................................................................5

2.9      Litigation................................................................................................................6

2.10     Compliance with Laws and Other Instruments................................................................................6

2.11     Taxes.....................................................................................................................6

2.12     Intellectual Property; Proprietary Rights; Employee Restrictions..........................................................7

2.13     Date Compliance...........................................................................................................7

2.14     Agreements of Directors, Officers and Employees...........................................................................8

2.15     Governmental and Industrial Approvals.....................................................................................8

2.16     Contracts and Commitments.................................................................................................8

2.17     Employee Matters..........................................................................................................9

2.18     No Brokers or Finders.....................................................................................................9

2.19     Transactions with Affiliates..............................................................................................9

2.20     Assumptions, Guarantees, etc. of Indebtedness of Other Persons............................................................9

2.21     Investment Company Act....................................................................................................9

2.22     Disclosures...............................................................................................................9

                                   ARTICLE III

                        REPRESENTATIONS OF THE PURCHASER

3.1      Representations and Warranties...........................................................................................10

3.2      Wholly Owned Subsidiary..................................................................................................11

                                   ARTICLE IV

                    CONDITIONS TO THE PURCHASER'S OBLIGATION

4.1      Effect of Conditions.....................................................................................................11

4.2      Representations and Warranties...........................................................................................11

4.3      Performance..............................................................................................................11

4.4      Board Election...........................................................................................................12

4.5      Opinions of Counsel......................................................................................................12

4.6      Certified Documents, etc.................................................................................................12

4.7      No Material Adverse Effect...............................................................................................12

4.8      Registration Rights Agreement............................................................................................12

4.9      Stockholder Agreement....................................................................................................12

4.10     Venture Agreements.......................................................................................................12

4.11     HSR Act..................................................................................................................12

4.12     Listing of Purchased Shares..............................................................................................13

4.13     Consents and Waivers.....................................................................................................13

4.14     Establishment of Firewalls...............................................................................................13

4.15     Common Stock Certificate.................................................................................................13

                                    ARTICLE V

                     CONDITIONS OF THE COMPANY'S OBLIGATION

5.1      Effect of Conditions.....................................................................................................13

5.2      Representations and Warranties...........................................................................................13

5.3      Performance..............................................................................................................13

5.4      Registration Rights Agreement............................................................................................13

5.5      Stockholder Agreement....................................................................................................13

5.6      Venture Agreements.......................................................................................................14

5.7      HSR Act..................................................................................................................14

5.8      Consents and Waivers.....................................................................................................14

5.9      Listing of Purchased Shares..............................................................................................14

5.10     Establishment of Firewalls...............................................................................................14

5.11     Tender of Purchase Price.................................................................................................14

5.12     Fairness Opinion.........................................................................................................14

5.13     Opinions of Counsel......................................................................................................14

5.14     Certified Documents, etc.................................................................................................15

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1      Survival of Representations..............................................................................................15

6.2      Parties in Interest......................................................................................................15

6.3      Amendments and Waivers...................................................................................................15

6.4      Notices..................................................................................................................15

6.5      Expenses.................................................................................................................16

6.6      Counterparts.............................................................................................................16

6.7      Effect of Headings.......................................................................................................17

6.8      Adjustments..............................................................................................................17

6.9      Governing Law............................................................................................................17

6.10     Assignment...............................................................................................................17

6.11     Waiver of Jury Trial.....................................................................................................17

6.12     Attorneys' Fees..........................................................................................................17

6.13     Termination..............................................................................................................17



         Exhibit A                          Form of Registration Rights Agreement
         Exhibit B                          Form of Stockholder Agreement
         Exhibit C                          Form of U.S. Research Agreement
         Exhibit D                          Form of U.S. Underwriting Agreement
         Schedule 2.2                       Related Agreements
         Schedule 2.4(c)                    Outstanding Obligations Regarding Common Stock
         Schedule 2.5                       Subsidiaries and Investments
         Schedule 2.7(b)                    Material Liabilities and Obligations
         Schedule 2.8                       Certain Events and Commitments
         Schedule 2.9                       Litigation
         Schedule 2.12                      Intellectual Property
         Schedule 2.15(b)                   Pending Registrations
         Schedule 2.16                      Certain Contracts
         Schedule 2.18                      Brokers and Finders
         Schedule 2.20                      Guarantees


                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES  PURCHASE  AGREEMENT is entered into as of May
15, 2000 by and among National Discount Brokers Group, Inc., a Delaware corporation (the "Company"), and DB U.S. Financial Markets Holding Corporation, a Delaware corporation (the "Purchaser").

                  WHEREAS, the Purchaser has indicated a desire to purchase from the Company 3,000,000 shares of (the "Purchased Shares") the Company's common stock, $0.01 par value per share (the "Common Stock");

                  WHEREAS, the Company has indicated a desire to sell an aggregate of 3,000,000 shares of Common Stock to the Purchaser; and

                  WHEREAS, in consideration of, and in connection with, such purchase and sale of Common Stock, the Company and the Purchaser have indicated their intention to pursue certain strategic alliances involving on-line discount brokerage services both in the United States and elsewhere;

                  NOW, THEREFORE, for and in consideration of the mutual consents and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

Article I.........

                           PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale. Subject to the terms and conditions hereinafter set forth, at the Closing (as defined below) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Shares, at a price per share equal to forty-five dollars and thirty-one cents ($45.31) payable as provided in Section 1.2. The Purchased Shares shall have all the rights, terms and privileges of Common Stock as set forth in the Certificate of Incorporation. Capitalized terms used herein without definition shall have the meanings set forth in Annex A.

1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles IV and V hereof, a closing (the "Closing") for the sale and purchase of the Purchased Shares shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, at 10:00 A.M., on the second Business Day following receipt by the parties of the regulatory approvals and other consents and approvals specified in Sections 4.11, 4.12, 5.7 and 5.8, hereof, or such other date, time and place as shall be mutually agreed upon by the Company and the Purchaser (the "Closing Date"). At the Closing, the Company will deliver the Purchased Shares in the form of a certificate issued in the name of the Purchaser (or any DB Group Member), upon receipt by the Company of payment in U.S. dollars of the full purchase price therefor by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchaser.

Article II........

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser on and as of the date hereof as follows:

2.1 Organization and Corporate Power. Each of the Company and its Principal Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own its properties and to carry on its business as currently conducted. Each of the Company and its Principal Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities currently conducted by it makes such qualification necessary, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

2.2 Authorization. The Company has all necessary power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the agreements and instruments set forth on Schedule 2.2 hereto (collectively, the "Related Agreements"), the consummation of the transactions contemplated herein or therein and the due authorization, issuance and delivery of the Purchased Shares. The issuance of the Purchased Shares will not require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like in favor of any other Person. This Agreement and the Related Agreements will each be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except that the enforceability hereof or thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

2.3 Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, any Governmental Entity will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, any of the Related Agreements or the issuance of the Purchased Shares, except for (a) those which have been made or granted; (b) the filing of registration statements with the Securities and Exchange Commission (the "Commission") at the times and in the manner required by the Registration Rights Agreement and, in connection therewith, the filing of notices with any applicable state securities commission; (c) the listing of the Purchased Shares on the New York Stock Exchange; (d) the filing of Form D with the Commission; and (e) any required filing under the HSR Act and the expiration or termination of any required waiting period thereunder (or extension thereof).

2.4      Authorized and Outstanding Stock.

(a) The authorized capital stock of the Company immediately prior to the Closing will consist of 51,000,000 shares of capital stock, of which 50,000,000 shares are Common Stock and 1,000,000 shares are Preferred Stock.

(b) As of the date hereof, the issued and outstanding capital stock of the Company consists of 17,998,567 shares of Common Stock. As of the date hereof, options to purchase 1,943,859 shares of Common Stock have been granted and are unexercised under the Company's stock option plans. All of the issued and outstanding shares of capital stock of the Company are, and when issued in accordance with the terms hereof, the Purchased Shares will be, duly authorized and validly issued and fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will be free and clear of all Liens, claims, charges, Encumbrances, or transfer restrictions imposed by or through the Company, except for restrictions imposed by (i) federal or state securities or "blue sky" laws; and (ii) this Agreement. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of capital stock of the Company are as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with their terms and in accordance with applicable Law.

(c) Except as set forth in Schedule 2.4(c) hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements, written or oral, between the Company and any holder of its capital stock or, to the Knowledge of the Company, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company. Except as set forth in Schedule 2.4(c) hereto, no Person is entitled to (i) any preemptive right, right of first refusal or similar right granted by the Company with respect to the issuance of any capital stock of the Company. Except as set forth in Schedule 2.4(c) hereto and as provided in the Registration Rights Agreement, no Person has been granted rights by the Company with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding shares of the Company's capital stock have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

2.5 Subsidiaries. Except as set forth in the SEC Documents and Schedule 2.5 hereto, the Company has no Subsidiaries nor any material investment or other interest in, or any outstanding loan or advance in excess of $2,500,000 to or from, any officer or director of the Company or any Person who owns 5% or more of the issued and outstanding capital stock of the Company. The Company owns of record and beneficially, free and clear of all Liens, claims, charges or Encumbrances, all of the issued and outstanding capital stock of each of its Principal Subsidiaries.

2.6 Securities Law Compliance. Assuming the representations, warranties and covenants of the Purchaser set forth in Section 3.1 hereof are true and correct in all material respects, the offer and sale of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of Section 5 of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offer and sale of the Purchased Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act); (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act; or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Purchased Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made, and will not prior to the Closing make, directly or indirectly, any offer or sale of the Purchased Shares or of securities of the same or similar class as the Purchased Shares if, as a result, the offer and sale contemplated hereby could fail to be entitled to an exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

2.7      Commission Documents; Financial Information and Controls.

(a) The Company has made available to the Purchaser true and complete copies of all SEC Documents filed by it with the Commission since June 1, 1997. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder applicable to the SEC Documents, and as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its consolidated subsidiaries included in the SEC Documents comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the Commission), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and the subsidiaries and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with GAAP. As used in this Agreement, the consolidated balance sheet of the Company and its consolidated subsidiaries at May 31, 1999, previously provided to the Purchaser, is hereinafter referred to as the "Balance Sheet," and May 31, 1999 is hereinafter referred to as the "Balance Sheet Date."

(b) Except as set forth in Schedule 2.7(b) and to the extent expressly set forth in the Balance Sheet (including the notes, schedules or exhibits thereto) or as expressly disclosed in the SEC Documents, (i) as of the Balance Sheet Date, neither the Company nor the Principal Subsidiaries had any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a balance sheet prepared in accordance with GAAP; and (ii) since the Balance Sheet Date, the Company and its consolidated Subsidiaries have not incurred any such material liabilities or obligations other than in the ordinary course of business and not exceeding $5,000,000 in the aggregate.

(c) The Company has received a representation from PricewaterhouseCoopers LLP in connection with the audit of the Company's financial statements for the year ended May 31, 1999 to the effect that PricewaterhouseCoopers LLP are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder, and the Company has no Knowledge that PricewaterhouseCoopers LLP are not independent public accountants as so required.

(d) The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) material transactions are executed in accordance with management's general or specific authorization; (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to the respective material assets of the Company and each such Subsidiary, as the case may be, is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

2.8 Absence of Certain Events; No Material Adverse Effect. Except as disclosed in Schedule 2.8 or in the SEC Documents filed with the Commission prior to the date hereof, since the Balance Sheet Date, the Company and its Principal Subsidiaries have conducted their respective business operations in the ordinary course, and there has not occurred any event or condition having, or that is reasonably likely to have, a Material Adverse Effect. Without limiting the generality of the foregoing, other than as is disclosed in the SEC Documents filed with the Commission prior to the date hereof or Schedule 2.8 hereto, since the Balance Sheet Date there has not occurred:

(a) any change or agreement to change the character or nature of the business of the Company or any of its Principal Subsidiaries;

(b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company or any of its Principal Subsidiaries, except in the ordinary course of business;

(c) any waiver or modification by the Company or any of its Principal Subsidiaries of any right or rights reasonably likely to have a Material Adverse Effect;

(d) any liability, contract, agreement, license, loan, advance, or capital expenditure or other commitment entered into or assumed by or on behalf of the Company or any of its Principal Subsidiaries relating to the business, assets or properties of the Company or any of its Principal Subsidiaries, whether oral or written, except in the ordinary course of business or that is not reasonably likely to have a Material Adverse Effect;

(e) any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company and the Principal Subsidiaries;

(f) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company or any other change in the authorized capitalization of the Company, except as contemplated in this Agreement; or

(g) any commitment by the Company (contingent or otherwise) to do any of the foregoing.

2.9 Litigation. Except as otherwise set forth on Schedule 2.9, there is no litigation or governmental proceeding or investigation pending, including without limitation any proceeding, investigation or arbitration by the Commission, the National Association of Securities Dealers, Inc. ("NASD"), any stock exchange, other self-regulatory organization or state securities commission or the National Securities Clearing Corporation, The Depository Trust Company or any other clearing agency or, to the Knowledge of the Company, threatened, against the Company or any Principal Subsidiary which, if determined adversely to the Company or any of its Principal Subsidiaries is reasonably likely to have, singly or in the aggregate, a Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement.

2.10 Compliance with Laws and Other Instruments. The Company is in compliance with all of the provisions of this Agreement, and the Company and the Principal Subsidiaries are in compliance with their respective constituent documents (including without limitation any charter, by-laws or similar document) and, except where such non-compliance is not reasonably likely to have a Material Adverse Effect, with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, and each judgment, decree, judicial order, statute and regulation (whether issued under domestic, foreign or international law) by which any of them is bound or to which any of them or any of their respective properties is subject, including, without limitation, of the NASD, any stock exchange, the National Securities Clearing Corporation, The Depository Trust Company and any other clearing agency, which apply to the conduct of their respective businesses. Neither the execution, delivery or performance of this Agreement or any of the Related Agreements, nor the offer, issuance, sale or delivery of the Purchased Shares, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company or any Principal Subsidiary pursuant to any provision of the constituent documents of the Company or such Principal Subsidiary, or any statute, rule or regulation, material contract or lease, judgment, decree or other material document or instrument by which the Company or such Principal Subsidiary is bound or to which the Company, such Principal Subsidiary or any of their respective properties is subject, or, to the Knowledge of the Company, will cause the Company or such Principal Subsidiary to lose the benefit of any right or privilege it currently enjoys or, to the Knowledge of the Company, cause any Person who is expected to normally do business with the Company or such Principal Subsidiary to discontinue to do so on the same basis, except where such discontinuance is not reasonably likely to have a Material Adverse Effect.

2.11 Taxes. The Company and each Subsidiary have filed all material Tax Returns (including statements of estimated Taxes owed) required to be filed within the applicable periods for such filings (taking into account any extensions) and have paid all Taxes required to be paid as indicated by the applicable Tax Return. All such Tax Returns are true, correct and complete, except where the failure to be true, correct and complete in the aggregate would not be likely to have a Material Adverse Effect. The Company and each Subsidiary have filed all other Tax Returns required to be filed within the applicable periods for such filing (taking into account any extensions) and have paid all amounts due with respect to Taxes (regardless of whether such amounts are shown on a Tax Return), except to the extent that the failure to file such Tax Returns or pay such Taxes would not in the aggregate be likely to have a Material Adverse Effect. All Tax liabilities have been adequately provided for in the consolidated financial statements of the Company. For purposes of this Agreement, the terms "Tax" and "Taxes" shall include all federal, state, local and foreign taxes, including any interest and penalties that may become payable in respect thereof, and including income, franchise, property, sales and use, withholding, payroll, stamp, value-added, transfer, excise and employment taxes.

2.12 Intellectual Property; Proprietary Rights; Employee Restrictions. For purposes of this Agreement, "Intellectual Property Rights" shall mean (a) all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the Company in the Company's business or by a Principal Subsidiary in its business as currently conducted, together with all other intellectual property rights owned by the Company and/or any of its Principal Subsidiaries and used in connection with its business and all licenses, assignments and releases of intellectual property rights of others in material works embodied in the Company's or any Principal Subsidiary's products; (b) any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by or on behalf of the Company or any Principal Subsidiary; and (c) inventions, trade dress, logos and designs created by or on behalf of the Company or any Principal Subsidiary. The Company and each of its Principal Subsidiaries own or possess all requisite licenses or other rights to use all the Intellectual Property Rights in order to conduct their business as conducted and as proposed to be conducted, except where the lack of any such license or right is not reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 2.12, the present business activities or products of the Company and any of its Principal Subsidiaries do not materially infringe any Intellectual Property Rights of others, and any non-material infringements would not, individually or in the aggregate, be likely to have a Material Adverse Effect.

2.13 Date Compliance. All data and data sensitive systems of the Company are fully Date Compliant. "Date Compliant" shall mean (a) that such data and data sensitive systems are able to manage and manipulate data involving dates, including, but not limited to, single-century formulas and multi-century formulas, date data century recognition and calculations that accommodate same century and multi-century formulas, comparing and sequencing, and leap year calculations; (b) that a subsequent abnormally ending scenario within the data and data sensitive systems or the generation of incorrect values involving such dates will not occur; and (c) that all date-related user interface functionalities, data fields, continuing date values, date data interface values and date-related functions will provide valid and unambiguous results.

2.14 Agreements of Directors, Officers and Employees. To the Knowledge of the Company, no director, officer or employee of or consultant to the Company or any Principal Subsidiary is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company or the Principal Subsidiary because of the nature of the business conducted or proposed to be conducted by the Company or the Principal Subsidiary, or relating to the use of trade secrets or proprietary information of others.

2.15 Governmental and Industrial Approvals. (a) The Company and each of its Principal Subsidiaries have all material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company and the Principal Subsidiaries to conduct their respective businesses as currently conducted or proposed to be conducted except to the extent the failure of the Company or any such Subsidiary to have any such permit, license, order, franchise or other right or privilege would not be reasonably likely to result in a Material
Adverse Effect. Except when the failure is reasonably likely to result in a Material Adverse Effect, all such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

(b) Each of  National  Discount  Brokers  Corporation  and NDB  Capital  Markets
Corporation is registered as a broker-dealer with the Commission, is a duly qualified member of the NASD and is duly qualified or registered as a broker-dealer in each jurisdiction where the failure to be so qualified or registered is reasonably likely to have a Material Adverse Effect. Neither the Company nor any of the Principal Subsidiaries is not registered or qualified as a broker-dealer with the Commission or in any jurisdiction where the failure to be so registered or qualified is reasonably likely to result in a Material Adverse Effect. Except as set forth on Schedule 2.15(b), the applications for which are being diligently prosecuted, neither the Company nor any Principal Subsidiary is required to obtain any registration as an investment adviser, a commodity trading advisor, a commodity pool operator, a futures commission merchant, an insurance agent, a sales person or in any similar capacity with the Commission, the NASD, the Commodity Futures Trading Commission, any clearing agency, or any securities commission or self-regulatory organization in the United States, that has not been obtained or is not in full force and effect, nor has the Company or any such Subsidiary received notice of any requirement to register as any of the foregoing in any jurisdiction outside the United States, where the failure to obtain such registration would be reasonably likely to have a Material Adverse Effect.

2.16 Contracts and Commitments. All of the contracts of the Company and each Principal Subsidiary that are in effect on the date of this Agreement and that are required to be described in the SEC Documents or to be filed as exhibits thereto prior to the date hereof are described in the SEC Documents filed prior to the date hereof or filed as exhibits thereto and are in full force and effect, except where the failure to have described or filed any such contract is not reasonably likely to have a Material Adverse Effect. True and correct copies of all material contracts to which the Company or its Principal Subsidiaries are parties on or prior to the date hereof which will be required to be described or filed as an Exhibit in the SEC Documents following the date hereof have been made available to the Purchaser except as listed on Schedule 2.16. The contracts listed in Schedule 2.16 are in full force and effect. Neither the Company nor any of its Principal Subsidiaries nor, to the Knowledge of the Company, any other party is in material breach of or in default under any such contract.

2.17 Employee Matters. (a) The Company is in compliance in all material respects with all currently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any pension plan or (ii) Sections 412 or 4971 of the Code; and each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(b) The transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any person to any benefit under any Plan; or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any person under any Plan.

2.18 No Brokers or Finders. Except as set forth in Schedule 2.18, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Principal Subsidiaries or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of its Principal Subsidiaries.

2.19 Transactions with Affiliates. There are no loans, leases or other agreements, understandings or continuing transactions between the Company or any Principal Subsidiary on the one hand, and any officer or director of the Company or any Principal Subsidiary or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or shareholder, on the other hand, which are required to be disclosed in the SEC Documents and which are not so disclosed.

2.20 Assumptions, Guarantees, etc. of Indebtedness of Other Persons. Except as set forth on Schedule 2.20 and other than in the ordinary course of its business, neither the Company nor any Principal Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other Person, except a Subsidiary and guarantees by endorsement of negotiable instruments for deposit or collection.

2.21 Investment Company Act. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

2.22 Disclosures. Neither this Agreement, any Schedule or Exhibit to this Agreement, the Related Agreements contains any untrue statement of a material fact by the Company or omits a material fact required to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

Article III.......

                        REPRESENTATIONS OF THE PURCHASER

3.1 Representations and Warranties. The Purchaser hereby represents and warrants to the Company, understanding and agreeing that the Company is entering into this Agreement in part in reliance on such representations and warranties, as follows:

(a) The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(b) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own its properties and to carry on its business as currently conducted. The Purchaser is duly authorized to execute this Agreement and the Related Agreements to which it is a party, and assuming due execution and delivery by the Company of the Agreement and the Related Agreements to which it is a party, this Agreement and the Related Agreements to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except that the enforceability hereof or thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought;

(c) The Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon (other than any required filing under the HSR Act), and that the Company's reliance thereon is based in part upon the representations made by the Purchaser in this Agreement and the Related Agreements. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities;

(d) The Purchaser is purchasing the Purchased Shares for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws, and it has had access to such financial and other information and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto as it deems necessary in connection with the purchase of the Purchased Shares;

(e) By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder;

(f) No Person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Purchaser, the Company, or any of its Principal Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser;

(g) The Purchaser understands that an investment in the Common Stock bears a high degree of risk and represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Purchased Shares and is able to bear the economic risk of its investment for an indefinite period of time;

(h) The principal executive offices of the Purchaser are located in the State of New York. No material consent, approval, license or authorization of, or designation, declaration or filing with, any court or Governmental Entity is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or any of the Related Agreements, except for (i) those which have already been made or granted; (ii) any required filing under the HSR Act and the expiration or termination of any required waiting period thereunder (or any extension thereof); and (iii) the filing with the Commission of Forms 3 and 13D under the Exchange Act; and

(i) The Purchaser is not (i) a "Related Party" as that term is defined for purposes of Section 312.03(b)(1) of the New York Stock Exchange Listed Company Manual; (ii) a subsidiary, affiliate or other closely-related person of a Related Party; or (iii) a company or entity in which a Related Party has a substantial direct or indirect interest.

3.2 Wholly Owned Subsidiary. The Purchaser is wholly owned, directly or indirectly, by DB.

Article IV........

                    CONDITIONS TO THE PURCHASER'S OBLIGATION

4.1 Effect of Conditions. The obligation of the Purchaser to purchase and pay for the Purchased Shares at the Closing, if any, shall be subject to the satisfaction, or the waiver thereof by the Purchaser, of each of the conditions set forth in this Article.

4.2 Representations and Warranties. The representations and warranties of (a) the Company contained in this Agreement and the Stockholder Agreement; and (b) the Company and each Affiliate of the Company party thereto contained in the U.S. Research Agreement and the U.S. Underwriting Agreement shall be true and correct on and as of the Closing Date, and the Purchaser shall have received a certificate dated the Closing Date and signed on behalf of the Company to that effect.

4.3 Performance. The Company and each Affiliate of the Company party to the U.S. Research Agreement and the U.S. Underwriting Agreement, as applicable, shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement, the Stockholder Agreement, the U.S. Research Agreement and the U.S. Underwriting Agreement required to be performed or complied with by it at or prior to the Closing, and the Purchaser shall have received a certificate dated the Closing Date and signed on behalf of the Company and each such Affiliate to that effect.

4.4 Board Election. Concurrently with the Closing, the DB Representative shall have been appointed as a member of the Board of Directors.

4.5 Opinions of Counsel. The Purchaser shall have received opinions, dated as of the date of the Closing, from Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C. and Morgan, Lewis & Bockius LLP, each counsel to the Company, and from Frank E. Lawatsch, Jr., Executive Vice President, Secretary and General Counsel of the Company, each in form and scope reasonably satisfactory to the Purchaser.

4.6 Certified Documents, etc. Counsel for the Purchaser shall have received a copy of the Certificate of Incorporation certified by the Secretary of State of the State of Delaware and a copy of the Company's By-laws certified by the Secretary of the Company, as well as any and all other documents, including authorizing resolutions, certificates as to votes adopted and incumbency of officers and certificates from appropriate authorities as to the legal existence and good standing of the Company and its Principal Subsidiaries, which the Purchaser or its counsel may reasonably request.

4.7 No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

4.8 Registration Rights Agreement. The Purchaser shall have received from the Company a counterpart of the Registration Rights Agreement executed by the Company, Go2Net, Vulcan and IAT Reinsurance Syndicate, Ltd.

4.9 Stockholder Agreement. The Purchaser shall have received from the Company a counterpart of the Stockholder Agreement executed by the Company.

4.10 Venture Agreements. The Purchaser shall have received from the Company (a) a counterpart of each of the U.S. Research Agreement and the U.S. Underwriting Agreement executed by the Company or an Affiliate of the Company; and (b) a counterpart of each of the term sheets summarizing the principal terms of each of the European Joint Venture and the Worldwide Joint Venture initialed by the Company or an Affiliate of the Company, which term sheets shall be in form and substance reasonably satisfactory to the Purchaser and shall include Exclusivity and Non-Competition Provisions that shall be binding in accordance with their terms from and including the Closing until the execution by the parties of definitive agreements relating to the European Joint Venture and the Worldwide Joint Venture.

4.11 HSR Act. All required filings under the HSR Act shall have been made by the parties required to do so, and any waiting period thereunder (and any extension thereof) applicable to the transactions contemplated hereby shall have expired or shall have terminated, and neither the Company nor the Purchaser shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.

4.12 Listing of Purchased Shares. The Purchased Shares shall have been approved for listing on the NYSE.

4.13 Consents and Waivers. The Company, the Purchaser and any of their respective Affiliates party to any of the Related Agreements shall have obtained all other consents or waivers necessary to execute this Agreement and the Related Agreements, to issue the Purchased Shares and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Related Agreements and the other agreements and instruments to be executed and delivered by the Company and the Purchaser in connection herewith shall have been made or taken by it, except the filing by the Company of Form D with the Commission.

4.14 Establishment of Firewalls. The Purchaser shall have received from the Company evidence reasonably satisfactory in all material respects to the Purchaser of the establishment of appropriate "firewalls" between the Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, with respect to their respective businesses.

4.15 Common Stock Certificate. The Company shall have delivered a stock certificate to the Purchaser representing the Purchased Shares.

Article V.........

                     CONDITIONS OF THE COMPANY'S OBLIGATION

5.1 Effect of Conditions. The obligation of the Company to sell the Purchased Shares to the Purchaser at the Closing, if any, shall be subject to the satisfaction, or the waiver thereof by the Company, of each of the conditions set forth in this Article.

5.2 Representations and Warranties. The representations and warranties of (a) the Purchaser contained in this Agreement; and (b) DB contained in the U.S. Research Agreement, the U.S. Underwriting Agreement and the Stockholder Agreement shall be true and correct on and as of the Closing Date, and the Company shall have received a certificate dated the Closing Date and signed on behalf of the Purchaser and DB, as applicable, to that effect.

5.3 Performance. The Purchaser or DB, as applicable, shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement, the Stockholder Agreement, the U.S. Research Agreement and the U.S. Underwriting Agreement required to be performed or complied with by it at or prior to the Closing, and the Company shall have received a certificate dated the Closing Date and signed on behalf of the Purchaser and DB, as applicable, to that effect.

5.4 Registration Rights Agreement. The Company shall have received from the Purchaser a counterpart of the Registration Rights Agreement executed by the Purchaser, Go2Net, Vulcan and IAT Reinsurance Syndicate, Ltd.

5.5 Stockholder Agreement. The Company shall have received from the Purchaser a counterpart of the Stockholder Agreement executed by DB.

5.6 Venture Agreements. The Company shall have received from the Purchaser (a) a counterpart of each of the U.S. Research Agreement and the U.S. Underwriting Agreement executed by DB; and (b) a counterpart of each of the term sheets summarizing the principal terms of the European Joint Venture and the Worldwide Joint Venture initialed by each Affiliate of the Purchaser party to such term sheets, which term sheets shall be in form and substance reasonably satisfactory to the Company and shall include Exclusivity and Non-Competition Provisions that shall be binding in accordance with their terms from and including the Closing until the execution by the parties of definitive agreements relating to the European Joint Venture and the Worldwide Joint Venture.

5.7 HSR Act. All required filings under the HSR Act shall have been made by the parties required to do so, and any waiting period thereunder (and any extension thereof) applicable to the transactions contemplated hereby shall have expired or shall have terminated, and neither the Company nor the Purchaser shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.

5.8 Consents and Waivers. The Company, the Purchaser and any of their respective Affiliates party to any of the Related Agreements shall have obtained all consents or waivers necessary to execute this Agreement and the Related Agreements, to issue the Purchased Shares and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Related Agreements and the other agreements and instruments to be executed and delivered by the Company, the Purchaser and, to the extent required, any of their respective Affiliates in connection herewith shall have been made or taken by it, except the filing by the Company of Form D with the Commission.

5.9 Listing of Purchased Shares. The Purchased Shares shall have been approved for listing on the NYSE.

5.10 Establishment of Firewalls. The Company shall have received from the Purchaser, DB and, to the extent required, any of their respective Affiliates evidence reasonably satisfactory in all material respects to the Company of the establishment of appropriate "firewalls" between the Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, with respect to their respective businesses.

5.11 Tender of Purchase Price. The Purchaser shall have tendered payment for the Purchased Shares in accordance with Section 1.2 hereof.

5.12 Fairness Opinion. The Board of Directors shall have received an opinion from the Company's financial advisor, dated as of the date of the Closing, that the consideration to be received by the Company for the Purchased Shares is fair to the Company from a financial point of view.

5.13 Opinions of Counsel. The Company shall have received opinions, dated as of the date of the Closing, from Cleary, Gottlieb, Steen & Hamilton, U.S. counsel to DB, and from internal counsel for DB, each in form and scope reasonably satisfactory to the Company.

5.14 Certified Documents, etc. Counsel for the Company shall have received (i) a copy of the certificate of incorporation of the Purchaser certified by the Secretary of State of the State of Delaware and a copy of the Purchaser's By-laws certified by the Secretary of the Purchaser, as well as any and all other documents, including authorizing resolutions, certificates as to votes adopted and incumbency of officers and certificates from appropriate authorities as to the legal existence and good standing of the Purchaser, which the Company or its counsel may reasonably request; and (ii) such certificates of officers of DB similar in form and scope to those customarily provided by DB in connection with offerings of its debt securities in the public markets.

Article VI........

                                  MISCELLANEOUS

6.1 Survival of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing of the transactions contemplated hereby for a period of two (2) years, regardless of any investigation made by or on behalf of either party hereto or any of their respective Affiliates or their respective officers, directors, employees or agents.

6.2 Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto.

6.3 Amendments and Waivers. Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Purchaser. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof, except that the provisions of the letter of intent, dated March 27, 2000, between the Company and Deutsche Bank Americas Holding Corporation specified therein as being binding and enforceable shall remain in full force and effect until the consummation of the Closing.

6.4 Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchaser at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

The Company:                                National Discount Brokers Group,Inc.
                                            10 Exchange Place Centre
                                            Jersey City, New Jersey 07302
                                            Attention: President
                                            Tel: (201) 946-2200
                                            Fax:  201-946-4510
                                            E-mail: akontos@ndbgroup.com

with copy to:                               National Discount Brokers, Group,Inc
                                            10 Exchange Place Centre
                                            Jersey City, New Jersey 07302
                                            Attention: General Counsel
                                            Tel: 201-946-4482
                                            Fax: 201-946-4510
                                            E-mail: flawatsch@ndbgroup.com

DB U.S. Financial Markets
Holding Corporation:                        DB U.S. Financial Markets Holding
                                            Corporation
                                            31 West 52nd Street
                                            New York, New York  10019
                                            Attention: Thomas A. Curtis, Esq.
                                            Tel: 212-469-7151
                                            Fax: 212-469-8173
                                            E-mail: thomas.curtis@db.com


with copy to:                               Cleary, Gottlieb, Steen & Hamilton
                                            One Liberty Plaza
                                            New York, New York  10006
                                            Attention: Janet L. Fisher, Esq.
                                            Tel: (212) 225-2472
                                            Fax: (212) 225-3999
                                            E-mail: jfisher@cgsh.com

                  All such notices, request, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand, by facsimile transmission or e-mail (receipt confirmed), as the case may be, and addressed as aforesaid.

6.5 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

6.6 Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

6.7 Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof.

6.8 Adjustments. All provisions of this Agreement shall be automatically adjusted to reflect any stock dividend, stock split or other such form of recapitalization.

6.9 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereunder. To the fullest extent permitted by applicable law, each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the courts of the United States of America for the Southern District of New York; and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, for purposes of this Agreement, the jurisdiction of the aforesaid courts, and irrevocably waives any objection to venue in such courts.

6.10 Assignment. Neither the Purchaser nor the Company may assign or transfer any of its rights pursuant to this Agreement unless the assigning Person shall have first obtained the express written consent of the other party hereto, except that the Purchaser may assign or transfer any of its rights pursuant to this Agreement in connection with (and in proportion to) its transfer of any Purchased Shares to any DB Group Member.

6.11 Waiver of Jury Trial. Each of the Company and the Purchaser hereby expressly waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each of the Company and the Purchaser also waives any bond or surety or security upon such bond which might, but for this waiver, be required of any party. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and the Purchaser further warrant and represent that each of them has reviewed this waiver with its legal counsel, and that each voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable and may only be modified by written amendment to this Agreement signed by each of the parties. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

6.12 Attorneys' Fees. If any legal proceeding is initiated by any party hereto to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees incurred in connection with any such proceedings.

6.13 Termination. This Agreement shall be terminable (a) upon the mutual consent of the parties hereto; and (b) by either party hereto upon written notice to the other party if the Closing shall not have occurred on or prior to the later of
(i) June 16, 2000; and (ii) the date that is three (3) Business Days after the satisfaction of the conditions specified in Sections 4.11 and 5.7 hereof, but in no event later than November 16, 2000.

                  IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed and delivered by their representatives thereunto duly authorized as of the date first above written.




                                   NATIONAL DISCOUNT BROKERS GROUP, INC.


                                            By:
                                                     Name:
                                                     Title:





                                   DB U.S. FINANCIAL MARKETS HOLDING CORPORATION


                                            By:
                                                     Name:
                                                     Title:


                                            By:
                                                     Name:
                                                     Title:




















                                                                   EXHIBIT 10(b)
















                              STOCKHOLDER AGREEMENT

                                     between

                        NATIONAL DISCOUNT BROKERS GROUP, INC.

                                       and

                                DEUTSCHE BANK AG

                            Dated as of        , 2000

                                TABLE OF CONTENTS
                                   (continued)





                                TABLE OF CONTENTS





ARTICLE I

REPRESENTATIONS AND WARRANTIES

1.1      Representations and Warranties of the Parties.............................................................................1

ARTICLE II

AFFIRMATIVE COVENANTS OF THE COMPANY

2.1      Prohibition on Certain Sales..............................................................................................1

2.2      Anti-Dilution Right.......................................................................................................2

2.3      Board of Directors........................................................................................................3

2.4      SEC Documents.............................................................................................................4

2.5      Voting....................................................................................................................4

2.6      Limitation on Certain Poison Pills........................................................................................4

2.7      Termination of Certain Provisions.........................................................................................5

ARTICLE III

ADDITIONAL AGREEMENTS

3.1      Restrictions on Transfer..................................................................................................6

3.2      Permitted Transfers; Legends..............................................................................................6

3.3      Determination of Beneficial Ownership; Computation of Percentage Ownership................................................8

3.4      Reporting of Beneficial Ownership.........................................................................................8

3.5      Regulatory Compliance Cooperation.........................................................................................9

ARTICLE IV

DB STANDSTILL AGREEMENT

4.1      DB Standstill............................................................................................................10

4.2      Obligation to Sell.......................................................................................................11

4.3      No Solicitation..........................................................................................................12

4.4      Termination of Article...................................................................................................13

4.5      Notice of Termination....................................................................................................14

ARTICLE V

MISCELLANEOUS

5.1      Survival of Representations..............................................................................................14

5.2      Parties in Interest......................................................................................................14

5.3      Amendments and Waivers; Entire Agreement.................................................................................15

5.4      Notices..................................................................................................................15

5.5      Expenses.................................................................................................................16

5.6      Counterparts.............................................................................................................16

5.7      Effect of Headings.......................................................................................................16

5.8      Governing Law............................................................................................................16

5.9      Assignment...............................................................................................................16

5.10     Waiver of Jury Trial.....................................................................................................16

5.11     Attorneys' Fees..........................................................................................................17

5.12     Right of First Offer on Registered Public Offerings......................................................................17

5.13     Right of First Refusal on Private and Rule 144 Sales.....................................................................18

5.14     Termination; Availability of Remedies....................................................................................19

5.15     Injunctive Relief........................................................................................................19


                              STOCKHOLDER AGREEMENT

                  THIS STOCKHOLDER AGREEMENT (this "Agreement") is entered into as of _______, 2000 by and among National Discount Brokers Group, Inc., a Delaware corporation (the "Company"), and Deutsche Bank AG, a corporation organized under the laws of the Federal Republic of Germany ( "DB", and together with the Company, the "Parties"). Capitalized terms used herein without definition shall have the meanings set forth in Annex A hereto.

                  WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement that the Parties shall have entered into an agreement substantially in the form hereof.

                  NOW, THEREFORE, for and in consideration of the mutual consents and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

Article VII.......

                         REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to the other on and as of the date hereof that: (i) such Party is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (ii) such Party has all necessary power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by such Party of this Agreement; (iii) this Agreement is a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except that the enforceability hereof or thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought; and (iv) none of the execution, delivery or performance of this Agreement will violate, or result in any breach of, or constitute a default under any provision of the constituent documents of such Party, or any statute, rule or regulation, material contract or lease, judgment, decree or other material document or instrument by which such Party is bound or to which its assets are subject.

Article VIII......

                      AFFIRMATIVE COVENANTS OF THE COMPANY

                  Without limiting any other covenant or provision hereof, the Company covenants and agrees that it shall observe the following covenants on and after the date hereof:

8.1 Prohibition on Certain Sales. The Company shall not, without the prior written consent of DB,

(a) issue or sell any shares of its Voting Capital Stock or Common Stock Equivalents to any Prospective Purchaser (other than to any Existing Holder) if upon consummation of such issuance or sale, such Prospective Purchaser would beneficially own in the aggregate, directly or indirectly, more than nineteen and three-tenths percent (19.3%), but less than a majority, of the then outstanding Voting Capital Stock of the Company calculated on a fully diluted basis (excluding for purposes of such calculation any Permitted Holdings of such Prospective Purchaser); provided that, for purposes of this subsection (a), the issuance or sale of any Common Stock Equivalent shall be deemed to be the issuance or sale, at the date such Common Stock Equivalent is first issued or sold, of the Voting Capital Stock issuable upon the conversion, exercise or exchange of such Common Stock Equivalent (without regard to any adjustment required by the terms of such instrument, or the purchase and sale thereof, in the event of an extraordinary corporate transaction or any subsequent issuance of Voting Capital Stock or Common Stock Equivalents), as if the holder's rights to convert, exercise or exchange such Common Stock Equivalent had matured, and such holder had performed all obligations required to be performed in connection with such conversion, exercise or exchange on or as of the date of issuance or sale of such Common Stock Equivalent (such Common Stock Equivalents, "As Converted"); or

(b) issue or sell any shares of its Voting Capital Stock or Common Stock Equivalents to any Restricted Purchaser;

provided, however, that none of the foregoing limitations shall apply to any Excluded Sale; and in determining the beneficial  ownership interest in the Company of any Prospective Purchaser, the Company shall be entitled to rely upon (A) documents filed by or on behalf of such Prospective Purchaser pursuant to Section 13(d) of the Exchange Act; and (B) representations and warranties made to the Company by such Prospective Purchaser, whether individually or on behalf of any Group, in connection therewith.

8.2      Anti-Dilution Right.

(a) If at any time the Company issues or sells any Common Stock (whether such issuance is made in any U.S. or non-U.S. public or private capital market, including without limitation upon the conversion, exercise or exchange of Common Stock Equivalents, but not including the issuance or sale of Common Stock pursuant to any Compensation Plan; upon the exercise of stock purchase or similar rights distributed pro rata to all holders of the Common Stock; or as a pro rata distribution to all holders of Common Stock and, to the extent required by the terms of any other class or series of the Company's capital stock as a result of such pro rata distribution, any pro rata distribution to the holders of such class or series of capital stock), then the Company shall give prompt written notice thereof to DB. Each such notice shall specify the number of shares issued or sold, the date of such issuance or sale and the total number of shares outstanding, after giving effect to such issuance or sale.

(b) At the option of DB, exercised by written notice to the Company given not later than twenty (20) Business Days following the date of the Company's notice pursuant to subsection (a) above, subject to the conditions set forth in this
Section 2.2 and Article IV hereof, the Company shall sell to DB (or any DB Group Member specified by DB in such notice) an amount of newly-issued Common Stock sufficient to maintain the Existing Position of the DB Holders, at a purchase price per share equal to the Average Closing Price for the thirty (30) Business Day period immediately preceding the date of DB's notice to the Company; provided that the purchase by DB (or any such DB Group Member) of Common Stock under this Section 2.2 shall be subject to

(i) the filing of any notice required by the HSR Act and the termination or expiration of any applicable waiting period thereunder;

(ii) the receipt of any required consents or approvals, including without limitation approval by the Applicable Exchange of an application for listing of such Common Stock and any other approval required by applicable rules of the Applicable Exchange;

(iii) if sold in a private placement, investment representations substantially similar to those contained in Article III of the Securities Purchase Agreement; and

(iv) receipt of any required consent or approval of any Governmental Entity or other Person and/or the stockholders of the Company.

(c) Each Party agrees to, and to cause its Subsidiaries to, diligently pursue all appropriate proceedings to obtain any consent or approval necessary to the purchase by DB or the applicable DB Group Member of Common Stock in accordance with subsection (b) above; provided that no Party shall be required to (i) seek the approval of its stockholders more than once with respect to any issuance or sale; or (ii) agree to any material limitations on its actual or contemplated financial services business activities in order to satisfy or fulfill any condition to the receipt of a required consent or approval of any Governmental Entity.

(d) Nothing in this Section shall prohibit DB or any DB Group Member from purchasing from Third Parties shares of Common Stock up to an amount sufficient to maintain the Existing Position in lieu of purchasing newly-issued shares of Common Stock from the Company.

(e) "Existing Position" shall mean the percentage ownership of DB and its Affiliates calculated as provided in Section 3.3 hereof immediately prior to the issuance of securities giving rise to DB's option to purchase; provided that the numerator of the ratio constituting the Voting Percentage shall be the number of votes the holder or holders of Investment Shares are entitled to cast in the election of directors of the Company.

8.3 Board of Directors. The Company shall use its commercially reasonable efforts to cause the election of, and to thereafter continue in office until such time as the DB Holders cease to beneficially own in the aggregate, directly or indirectly, Investment Shares representing ten percent (10%) or more of the then outstanding Voting Capital Stock of the Company, a Person designated by DB, who must be reasonably satisfactory to the Company and who shall agree to serve as a director of the Company (the "DB Representative"), as a member of the Board of Directors, including without limitation recommending the DB Representative for election at a meeting of the Company's stockholders. The DB Representative shall initially be Kevin E. Parker. The Certificate of Incorporation and/or By-laws of the Company shall at all times provide for indemnification of the directors and limitations on the liability of the directors as currently provided or enhanced. The Company shall enter into a mutually acceptable indemnity agreement with the DB Representative similar in all material respects to the agreement that the Company has with its other directors as of the date hereof, which agreement shall be amended in a manner similar to any amendment of any such other agreement favorable to the beneficiary thereunder. The Company shall reimburse the DB Representative for his reasonable travel expenses, including the cost of airfare and any necessary meals and lodging, incurred in connection with attending meetings of the Board of Directors. In addition, the Company shall maintain at all times a compensation committee and an audit committee of the Board of Directors. Unless DB Holders shall no longer beneficially own in the aggregate, directly or indirectly, Investment Shares representing ten percent (10%) or more of the then outstanding Voting Capital Stock of the Company, the Company shall use its commercially reasonable efforts to fill any vacancy in the directorship to be occupied by the DB Representative solely by a nominee of DB reasonably satisfactory to the Company. In the event that DB Holders cease to beneficially own in the aggregate, directly or indirectly, Investment Shares representing ten percent (10%) or more of the then outstanding Voting Capital Stock of the Company, the DB Representative shall resign from the Board of Directors, and either (i) such vacancy may be filled by a nominee of the Company appointed by the Board of Directors in accordance with the By-laws of the Company; or (ii) the size of the Board of Directors may be reduced and DB shall no longer be entitled to designate for election or appointment a representative to the Board of Directors. The DB Representative shall be entitled to attend in person or by telephone conference call any and all meetings of the Board of Directors and all committees thereof to the extent he is a member of such committee or is designated by the Board of Directors as an observer thereof. It is agreed by the Parties that the DB Representative shall, upon his appointment to the Board of Directors, be entitled to observe all meetings of the compensation committee of the Board of Directors.

8.4 SEC Documents. So long as DB shall have rights to request registration of any DB Registrable Securities (as defined in the Registration Rights Agreement), the Company shall file on a timely basis all reports in accordance with Sections 13(a) and 15(d) of the Exchange Act with the Commission in order to maintain its eligibility to register Investment Shares on Form S-3 (or any successor form thereto) under the Securities Act. From time to time upon the request of DB the Company will deliver to DB a certificate, signed by one of the Company's principal officers, stating whether the Company has filed the reports required to be filed to satisfy the condition set forth in Section (c) of Rule 144 under the Securities Act (or any successor provision).

8.5 Voting. From the Closing Date and for so long as DB and its Affiliates shall beneficially own in the aggregate, directly or indirectly, Investment Shares representing ten percent (10%) or more of any class or series of the then outstanding Voting Capital Stock of the Company and to the fullest extent permitted by applicable Law, DB shall, and shall cause its Affiliates to, either
(a) vote, or execute consents with respect to, all shares of Voting Capital Stock owned by them in favor of all proposals recommended by management of the Company; or (b) if DB or such Affiliate intends not to vote, or execute consents with respect to, its shares of Voting Capital Stock in favor of any such proposal, vote, to execute consents with respect to, such shares of Voting Capital Stock with respect to such proposal in the same proportion (for, against and abstaining) as do all other holders of Voting Capital Stock of the Company, in each case in any vote or consent solicitation of the holders of Voting Capital Stock of the Company.

8.6 Limitation on Certain Poison Pills. The Company shall not approve or implement any "poison pill" (or any other anti-takeover device not requiring the approval of stockholders) in such a way as to prevent the effective exercise of
(a) the right of DB or any DB Group Member to acquire shares of Common Stock up to the Standstill Percentage; or (b) the right of DB or any of its Affiliates to commence a tender offer for the Company that includes as a condition thereof (which condition may not be waived by DB or such Affiliate) that upon consummation of such offer DB or such Affiliate shall own, directly or indirectly, not less than eighty-one percent (81%) of the Voting Capital Stock of the Company.

8.7      Termination of Certain Provisions.

(a) In the event that definitive agreements with respect to the European Joint Venture and the Worldwide Joint Venture shall not have been executed and delivered by the Company or one of its Affiliates, on the one hand, and DB or one of its Affiliates, on the other hand, on or prior to the first anniversary of the Closing Date, then at any time thereafter (until the execution and delivery of each such definitive agreement by each party thereto), the Company may by written notice to DB terminate the provisions of Sections 2.1 and 2.2 hereof, whereupon such provisions shall be null and void and shall have no further force or effect.

(b)      In the event that

(i) DB or any of its Affiliates shall give notice of termination of any Joint Venture Agreement to which it is a party in the absence of a Joint Venture Termination Event with respect to the Company or any of its Affiliates party to such Joint Venture Agreement;

(ii) there shall have occurred a Joint Venture Termination Event with respect to DB or any of its Affiliates party to any Joint Venture Agreement;

(iii) DB or any of its Affiliates shall have sold, transferred, assigned or otherwise disposed of any interest in any Investment Shares otherwise than (A) as a result of a Change in Law (provided that DB or such Affiliate shall have used commercially reasonable efforts to comply with such Change in Law without disposing of such Investment Shares); or (B) as required by Section 4.2 of this Agreement;

(iv) upon the sale by DB or any such Affiliate of any Investment Shares as a result of a Change in Law (provided that DB or such Affiliate shall have used commercially reasonable efforts to comply with such Change in Law without disposing of such Investment Shares), DB Holders beneficially own in the aggregate, directly or indirectly, Investment Shares representing less than ten percent (10%) of the then outstanding Common Stock; or

(v) DB shall cease to own all of its Investment Shares, directly or indirectly, exclusively through DB Group Members;

then, at any time thereafter, the Company may by written notice to DB terminate the provisions of Sections 2.1 and 2.2 hereof, whereupon such provisions shall be null and void and shall have no further force or effect. (c) In the event that

(i) DB or any of its Affiliates shall have willfully breached the provisions of Section 3.4, 4.1 or 4.3 hereof; and

(ii) the Company shall have delivered to DB a notice in writing that specifies in detail the matter constituting such breach and such action as may be reasonably requested by the Company to effect its cure (taking account of any restrictions on such action under applicable Law), and such breach shall not have been cured by DB or waived in writing by the Company within ninety (90) days following the delivery of such notice;

then the  Company  may by  written  notice to DB  terminate  the  provisions  of
Sections 2.1 and 2.2 hereof and the provisions of Section 2.3 hereof that are binding upon the Company, whereupon such provisions shall be null and void and shall have no further force or effect.
Article IX........

                              ADDITIONAL AGREEMENTS

9.1 Restrictions on Transfer. Until the earlier to occur of (a) the termination of Article IV hereunder in its entirety and (b) the first date on which DB owns Investment Shares representing less than ten percent (10%) of the then outstanding Voting Capital Stock of the Company, neither DB nor any of its Affiliates shall offer, sell, assign, transfer or otherwise dispose of all or any portion of the Investment Shares owned by it to any Third Party if, upon the consummation of any such offer, sale, assignment, transfer or other disposition, such Third Party or any Group of which such Third Party is a member would beneficially own ten percent (10%) or more of the then outstanding Voting Capital Stock (other than Permitted Holdings), unless the acquiror of the Investment Shares shall have agreed to be bound by the provisions of this Section and Article IV of this Agreement, and the transferor shall have complied with all provisions of this Agreement applicable to such Transfer, including without limitation Section 3.2 hereof.

9.2      Permitted Transfers; Legends.

(a) The Company agrees that it will permit (i) a sale or transfer of Purchased Shares or other securities of the Company by any DB Holder to any DB Group Member, if such DB Group Member agrees in writing to be subject to the terms of this Agreement as if it were an original party hereto; and (ii) subject to the limitations contained in Section 5.12 hereof, a sale or other transfer of any of the Purchased Shares if in either event such sale or other transfer is exempt from the registration requirements of, or is covered by an effective registration statement under, the Securities Act and in compliance with applicable state securities or "blue sky" laws, and if requested, DB or the DB Holder transferring Common Stock pursuant thereto has provided in accordance herewith an opinion of counsel that such transfer is exempt from the registration requirements of the Securities Act ("Permitted Transfers"). In order to assure compliance with the Securities Act and any applicable state securities or "blue sky" laws, DB agrees, for so long as DB or any of its Affiliates shall be an "affiliate" as defined in Rule 144(a)(1) under the Securities Act, (i) in the case of any Common Stock or Common Stock Equivalents issued by the Company or Voting Capital Stock of the Company held by DB and its Affiliates, other than Excluded Shares ("Restricted Securities") in the form of book-entry securities, to take commercially reasonable measures to segregate such Restricted Securities on the books and records of DB or the applicable Affiliate and to prevent the resale thereof otherwise than in accordance with this Agreement; and (ii) in the case of any Restricted Securities in the form of certificated securities, to deliver such certificates or other instruments representing such Restricted Securities to the Company in exchange for certificates representing such Restricted Securities bearing a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and sale or transfer hereof may be effected except in accordance with the registration requirements of the Act and any applicable state securities laws or an applicable exemption therefrom. The shares represented by this certificate are subject to certain Standstill and Transfer Restriction provisions set forth in that certain Stockholder Agreement, dated as of ________, 2000, between the Company and Deutsche Bank AG, a copy of which may be obtained from the Secretary of the Company at its principal offices."

The Company agrees to instruct its transfer agent to issue certificates without the foregoing legend in connection with any sale of the securities represented by such certificates or other instruments either pursuant to an effective registration statement or in compliance with Rule 144 or the resale provisions of Regulation S under the Securities Act.
(b) DB shall, and shall cause each Affiliate to, prior to any proposed Transfer of any Restricted Securities, give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon the request of the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue sky" laws of any state of the United States. Such holder shall be entitled to effect the Transfer of such Restricted Securities in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in subsection (a) above unless (i) in such opinion of counsel to the holder of the Restricted Securities (which opinion and counsel shall be reasonably satisfactory to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act; or (ii) the Company shall have waived the requirement of such legend.

(c) Notwithstanding the foregoing provisions of this Section, the restrictions imposed by this Section upon the transferability of any Restricted Securities shall cease and terminate when (i) any such Restricted Securities are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act; or (B) in a transaction contemplated by subsection (a) above that does not require that the Restricted Securities so transferred bear the legend set forth in subsection (a) above; or (ii) the Company shall be reasonably satisfied that the requirements for transfer of such Purchased Shares under Rule 144 under the Securities Act have been satisfied (subject to the delivery of opinions as set forth above). Whenever the restrictions imposed by this Section shall terminate, the holder of any Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in subsection (a) above and not containing any other reference to the restrictions imposed by this Section.

9.3      Determination of Beneficial Ownership; Computation of Percentage
Ownership.

(a) Except as otherwise required by Sections 2.1 and 2.2 and subsections (b) and
(c) of this Section, beneficial ownership of any security shall be determined, and the percentage ownership of outstanding securities owned by any Person shall be computed, in accordance with the provisions of Rule 13d-3 under the Exchange Act (or any successor provision), as the same may be in effect from time to time.

(b) For purposes of determining the beneficial ownership of Investment Shares acquired, held or transferred by DB or any of its Affiliates, including without limitation calculation of the effect of any proposed acquisition, holding or transfer for purposes of determining the Standstill Percentage or compliance with Article IV hereof, a Person shall be deemed to be the beneficial owner of Investment Shares if that Person has the right to acquire beneficial ownership thereof as provided in Rule 13d-3(d)(1)(i)(A), (B), (C) or (D) (or any successor provision) at any time (rather than within 60 days).

(c) For purposes of determining the percentage of any Investment Shares beneficially acquired, held or transferred by DB or any of its Affiliates, including without limitation calculation of the effect of any proposed acquisition, holding or transfer for purposes of determining the Standstill
Percentage or compliance with Article IV hereof, such percentage shall be a ratio (the "Voting Percentage"), the numerator of which is the number of votes the holder of such securities is entitled to cast in the election of directors to the Board of Directors, and the denominator of which is the total number of votes entitled to be cast by all holders of outstanding securities of the Company in the election of directors to the Board of Directors.

(d) For purposes of  determining  the Standstill  Percentage or compliance  with
Article IV hereof, the higher of the determinations specified in subsections (b) and (c) above shall apply.

9.4 Reporting of Beneficial Ownership. From time to time upon the Company's request and, in any event, following the end of each fiscal quarter of the Company, DB shall, promptly prepare and deliver to the Company a certificate (a "DB Report") certifying as to (a) the amount of each class and/or series of Voting Capital Stock and any Common Stock Equivalents beneficially owned by DB and each such Affiliate that represent Investment Shares; and (b) each transfer of Investment Shares effected since the Closing Date or, if any, the preceding DB Report. The failure by DB to provide a DB Report within twenty (20) Business Days of any written request therefor from the Company shall constitute a willful breach of this provision.

9.5      Regulatory Compliance Cooperation.

(a) In the event that the Board of Directors shall determine in good faith, based upon, among other factors, the written advice of a nationally recognized law firm with recognized competence in bank regulatory matters, that the Company has a Regulatory Problem, then the Company shall so notify DB in writing, specifying the basis for such Regulatory Problem and including the written advice of such law firm. The Parties shall forthwith consult and cooperate fully with each other to make all reasonable efforts (including entering into additional agreements or adopting amendments to this Agreement) to obtain from the relevant authorities any consent, approval or forbearance from proceedings with respect thereto that may be reasonably necessary to avoid such Regulatory Problem or any order adverse to the Company from being issued or to otherwise cure the event or circumstances underlying the Regulatory Problem.

(b) If, notwithstanding such consultation and action by the Parties, the Board of Directors determines in good faith that such Regulatory Problem remains unresolved, DB shall take such action, other than the sale or other disposition of the Investment Shares, as the Company may reasonably request by written notice to DB (which notice shall specify the basis on which the Company has determined that such Regulatory Problem remains unresolved), including without limitation the exchange of all or a portion of any voting security then held by DB (or any of its Affiliates), as mutually agreed by the Company and DB, on a one-for-one basis for a non-voting security of or other non-voting economic interest in the Company, which non-voting security or other non-voting economic interest shall be identical in all respects to the voting security exchanged therefor, except that it shall be non-voting and shall be convertible into a voting security or other voting economic interest on such terms as determined by the Parties in light of regulatory considerations then prevailing.

(c) If, notwithstanding such further action, (i) an order is issued by the Relevant Governmental Entity, not subject to further internal review by such Relevant Governmental Entity, under which the Company or any of its Subsidiaries is or will be required to discontinue or divest any portion of its business or refrain from taking any contemplated business opportunity closely related to its then actual business, which portion of its business or business opportunity is, in the good faith judgment of the Board of Directors, material to the Company and its Subsidiaries taken as a whole; or (ii) the Board of Directors is advised in writing by a nationally recognized law firm with recognized competence in bank regulatory matters that the directors or officers of the Company are or will be subject to materially increased liability in connection with the performance of their duties for or on behalf of the Company, then DB shall (and shall cause its Affiliates to) sell, transfer, assign or otherwise dispose of an amount of Investment Shares (or any securities received in exchange therefor pursuant to subsection (b) above) sufficient to resolve the Regulatory Problem as promptly as may be reasonably practicable, taking account of any restrictions on any such disposition required under applicable Law, including without limitation Article 9 of the Uniform Commercial Code and the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

(d) The Parties agree that (i) they will keep each other fully informed of all communications they or any of their Affiliates receive from any Relevant Governmental Entity regarding the Investment Shares; and (ii) each Party will allow the other Party, if the other Party so requests, to participate actively in (A) any dealings, submissions or communications they may have with any such regulatory authority regarding the same; and (B) any proceedings affecting the same. In particular, the Parties agree that they will cooperate fully with each other in making reasonable efforts to prevent any divestiture proceedings relating to the Investment Shares.

(e) "Regulatory Problem" shall mean any set of facts or circumstances wherein, because of the beneficial ownership of Investment Shares by DB or any of its Affiliates, (i) any Governmental Entity having supervisory authority over banks, financial institutions or financial holding companies (the "Relevant Governmental Entity"), has asserted or has advised the Company or DB or any of its Affiliates that it intends to assert that the Company is a subsidiary of DB or any such Affiliate; and (ii) either (A) such Relevant Governmental Entity has asserted or has advised the Company that the Company is or will be required to discontinue or divest any portion of its business or to refrain from taking any contemplated business opportunity closely related to its then actual business, which portion of its business or business opportunity is, in the good faith judgment of the Board of Directors, material to the Company and its Subsidiaries taken as a whole; or (B) the directors or officers of the Company are or will be subject to materially increased liability in connection with the performance of their duties for or on behalf of the Company.

Article X.........

                             DB STANDSTILL AGREEMENT

10.1     DB Standstill.

(a) DB agrees that, without the prior approval of the Board of Directors, from and after the Closing Date and for so long as this Article IV shall remain in effect, DB shall not, and shall cause its Affiliates not to, acquire or hold directly or indirectly, whether by purchase or otherwise, beneficial ownership of any Voting Capital Stock of the Company if, after giving effect to such acquisition, DB and its Affiliates would beneficially own in the aggregate, directly or indirectly, Investment Shares representing a percentage ownership in the Company in excess of the then applicable Standstill Percentage; provided, however, that if DB or any of its Affiliates shall sell any Investment Shares otherwise than as a result of a Change in Law (provided that DB or any such Affiliate shall have used commercially reasonable efforts to comply with such Change in Law without disposing of such Investment Shares), then the Standstill Percentage shall be reduced to the percentage of the then outstanding Voting Capital Stock of the Company represented by the remaining Investment Shares beneficially owned, directly or indirectly, by DB and its Affiliates; and provided, further, that in no event shall the Standstill Percentage be reduced below ten percent (10%).

(b) A failure by DB to exercise its right to purchase additional Common Stock pursuant to Section 2.2 hereof shall not constitute a "sale" for purposes of this Section.

10.2     Obligation to Sell.

(a) DB agrees that if, during any fiscal quarter of the Company, the Company effects the repurchase of any of its Common Stock (whether through an issuer self-tender offer, private transactions, purchases in the market or otherwise), then upon the written request of the Company, DB shall, and shall cause its Affiliates to, sell, no later than the end of the fiscal quarter of the Company next succeeding the fiscal quarter in which such repurchase was made, an amount of Investment Shares sufficient to reduce the aggregate interest of DB and its Affiliates in the Company to a level not in excess of the then applicable Standstill Percentage; provided, however, that DB and its Affiliates shall not be obligated to sell any Investment Shares to the Company or any other Person if

(i) the price per share offered to DB therefor (whether by the Company or such other Person, as the case may be) shall be less than or equal to the average price originally paid by DB or such Affiliate to acquire the Investment Shares then owned by them;

(ii) such sale of Investment Shares would result in the liability of DB or the applicable Affiliate to repay to the Company any profit received by DB or such Affiliate upon such sale in accordance with Section 16 of the Exchange Act, in which event DB or such Affiliate shall sell Investment Shares as required by this Section no later than the end of the fiscal quarter of the Company next succeeding the first date on which such sale may be effected without such liability of DB or such Affiliate, subject always to clause (i) of this proviso; or

(iii) DB reasonably believes that such sale could result in any violation of Law, in which event DB or the applicable Affiliate shall sell Investment Shares as required by this Section no later than the end of the fiscal quarter of the Company next succeeding the first date on which such sale may be effected without such violation of Law;

and provided further, that
                  (x) the Company shall require a covenant identical in all material respects to this Section 4.2 from each Prospective Purchaser (other than any Existing Holder) to which the Company sells Common Stock or Common Stock Equivalents, in one or a series of transactions, if upon consummation of such sale, such Prospective Purchaser would beneficially own, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Capital Stock of the Company (after giving effect to such sale and assuming any Common Stock Equivalents then outstanding to be As Converted), unless such sale is an Excluded Sale;

                  (y) in determining the beneficial ownership interest in the Company of any Prospective Purchaser for purposes of this Section 4.2(a), the Company shall be entitled to rely upon (A) documents filed by or on behalf of such Prospective Purchaser pursuant to Section 13(d) of the Exchange Act; and (B) representations and warranties made to the Company by such Prospective Purchaser, whether individually or on behalf of any Group; and

                  (z) in the event the Company fails to obtain from any Prospective Purchaser as required hereby the covenant contemplated in this proviso or grants a waiver of compliance therewith without the prior written consent of DB, then DB shall be relieved from its obligations under this Section 4.2.

                  (b) If at any time DB and its Affiliates own, directly or indirectly, an aggregate amount of Investment Shares in excess of the then applicable Standstill Percentage whether as a result of a repurchase by the Company of any of its Common Stock as described in subsection (a) above or otherwise, to the fullest extent permitted by applicable Law, DB shall, and shall cause its Affiliates to, either (A) vote, or execute consents with respect to, all such excess Investment Shares owned by them in favor of all proposals recommended by management of the Company; or (B) if DB or such Affiliate intends not to vote, or execute consents with respect to, such excess Investment Shares in favor of any such proposal in the same proportion (for, against and abstaining) as do all other holders of Voting Capital Stock of the Company, in each case in any vote or consent solicitation of the holders of Voting Capital Stock of the Company.

10.3 No Solicitation. DB agrees that except as expressly permitted by this Agreement or the Related Agreements, without the prior approval of the Board of Directors for so long as this Article IV shall remain in effect, it shall not, nor shall it permit its Affiliates to,

(a) in any manner acquire, agree to acquire, or make any proposal to acquire, any securities or assets of the Company or any of its Subsidiaries;

(b) propose to enter into, directly or indirectly, any merger or other business combination transaction with the Company;

(c)  make,  or  in  any  way  participate,   directly  or  indirectly,   in  any
"solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) to vote, or seek to advise or influence any Person with respect to the voting of any securities of the Company or obtaining written consents under any circumstances for a change in the directors or management of the Company, or in connection with a merger or acquisition of the Company, or deposit any securities of the Company in a voting trust or subject them to a voting agreement or other agreement of similar effect;

(d) initiate, propose, or otherwise solicit any stockholder of the Company for the approval of, or induce or attempt to induce any other person to initiate, any stockholder proposal for a change in the directors or management of the Company or in connection with a merger or acquisition of the Company;

(e) otherwise take any action, individually or jointly, with any Person or Group to seek to control or influence the management, Board of Directors or policies of the Company;

(f) take any action, alone or in concert with others, which could be deemed to be an exercise of a controlling influence over the Company (within the meaning of 12 U.S.C. ss.1841(a)(2)(C) as interpreted by the Board of Governors of the Federal Reserve System);

(g) advise, assist or encourage any such Person or Group in taking any action, which it or they could not take individually under the terms of this Section;

provided, however, that the foregoing limitations shall not prevent DB from acquiring, directly or indirectly, Investment Shares representing an ownership interest in the Company up to and including the then applicable Standstill Percentage or from conducting bona fide business activities involving Excluded Shares.

10.4     Termination of Article.

(a)      If the Board of Directors shall approve

(i) a tender offer for a majority of the outstanding capital stock of the Company;

(ii) the liquidation of the Company or sale of all or substantially all of the assets of the Company to any Person;

(iii) a merger or consolidation of the Company with any Person pursuant to which holders of the voting securities of the Company outstanding immediately prior to the consummation of such transaction receive securities entitling the holders thereof to cast less than a majority of the votes entitled to be cast for election of the board of directors or similar body of the Person surviving such merger or resulting from such consolidation; or

(iv) the issuance or sale to any Person or Group of any Voting Capital Stock entitling such Person or Group to cast a majority of the votes for the election of directors to the Board of Directors generally;

then DB may, by written notice to the Company, terminate the provisions of Sections 2.5, 3.1, 3.4, 3.5, 4.1, 4.2 and 4.3 hereof, whereupon such provisions and the provisions of Sections 2.1 and 2.2 hereof shall be null and void and shall have no further force or effect.
(b) If (i) the Company shall have willfully violated the provisions of Section 2.1(a) hereof, including without limitation by the sale of Voting Capital Stock or Common Stock Equivalents to an Existing Holder then acting as a member of a Group or otherwise in concert with any Person to which the Company would not otherwise have been permitted to sell such securities pursuant to Section 2.1 hereof; and (ii) DB shall have delivered to the Company written notice specifying in detail the matter constituting such breach and such action as may be reasonably requested by DB to effect its cure, and such breach shall not have been cured by the Company or waived in writing by DB within ninety (90) days following the delivery of such notice, then DB may, by written notice to the Company, terminate the provisions of Sections 4.1, 4.2 and 4.3 hereof, whereupon such provisions shall be null and void and shall have no further force or effect.

(c) This Article IV shall automatically terminate (i) upon the commencement of a tender offer by DB or any Affiliate of DB that includes as a condition thereof (which condition may not be waived by DB or such Affiliate) that upon consummation of such offer DB or such Affiliate shall own, directly or indirectly, not less than eighty-one percent (81%) of the Voting Capital Stock of the Company and Sections 2.1 and 2.2 hereof shall terminate simultaneously with such commencement; and (ii) in the event that any Person other than the Company or any of its Affiliates (determined as of the date hereof and including the Existing Holders, but excluding DB and any of its Affiliates) acquires or holds, directly or indirectly, whether by purchase or otherwise, beneficial ownership of any Voting Capital Stock of the Company representing in the aggregate a percentage ownership in the Company in excess of nineteen and three-tenths percent (19.3%), other than Permitted Holdings and proxies appointed by the Board of Directors in connection with any meeting of the stockholders of the Company or stockholder consent actions initiated by the Company.

10.5 Notice of Termination. Upon any action by the Board of Directors described in Section 4.4(a) hereof, the Company shall as promptly as practicable notify DB thereof. All of the provisions of this Article and each other provision of this Agreement terminated pursuant to Section 4.4(a) or (c) hereof shall be reinstated and shall apply in full force according to their terms (including without limitation the terms of this Section) in the event that

(a) if the provisions of Sections 2.5, 3.1, 3.4, 3.5, 4.1, 4.2 and 4.3 hereof and Sections 2.1 and 2.2 hereof shall have been terminated as a result of a tender offer under Section 4.4(a) (i) above, such tender offer (as originally made or as extended or modified) shall have terminated (without any securities being accepted thereunder for purchase) prior to the commencement of a tender offer by DB or any of its Affiliates that would have been permitted pursuant to such Section 4.4(a) (i) as a result of such third-party tender offer;

(b) any tender offer by DB or any of its Affiliates (as originally made or as extended or modified) that was permitted to be made in response to actions specified in Section 4.4(a) (ii) through (iv) hereof shall have terminated (without any securities being accepted thereunder for purchase);

(c) if the preceding provisions of this Article shall have terminated as a result of Section 4.4(a) (ii) through (iv) hereof, the Board of Directors of the Company shall have determined to rescind or abandon the previous action described in Section 4.4(a) (ii) through (iv) hereof (and no such action shall have closed); or

(d) if the provisions of Article IV and Sections 2.1 and 2.2 hereof shall have terminated pursuant to Section 4.4(c), such tender offer (as originally made or as extended or modified) shall have been terminated (without any securities being accepted thereunder for purchase).

Article XI........

                                  MISCELLANEOUS

11.1 Survival of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing for a period of two (2) years, regardless of any investigation made by or on behalf of either Party hereto or any of their respective Affiliates or their respective officers, directors, employees or agents.

11.2 Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and permitted assigns of the Parties.

11.3 Amendments and Waivers; Entire Agreement. Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and DB. This Agreement (including any Annexes, Schedules and Exhibits hereto from time to time, which are an integral part of this Agreement) constitutes the full and complete agreement of the Parties with respect to the subject matter hereof. In particular, this Agreement supersedes the letter of intent, dated March 27, 2000, between the Company and Deutsche Bank Americas Holding Corporation.

11.4 Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to DB at the address set forth below or to such other address as may be furnished in writing to the other Party hereto:

The Company:                                National Discount Brokers Group, Inc
                                            10 Exchange Place Centre
                                            Jersey City, New Jersey 07302
                                            Attention: President
                                            Tel: (201) 946-2200
                                            Fax:  201-946-4510
                                            E-mail: akontos@ndbgroup.com

with copy to:                               National Discount Brokers, Group,Inc
                                            10 Exchange Place Centre
                                            Jersey City, New Jersey 07302
                                            Attention: General Counsel
                                            Tel: 201-946-4482
                                            Fax: 201-946-4510
                                            E-mail: flawatsch@ndbgroup.com

Deutsche Bank AG                            Deutsche Bank AG
                                            31 West 52nd Street
                                            New York, New York 10019
                                            Attention: Thomas Curtis, Esq.
                                            Tel: 212-469-7151
                                            Fax: 212-469-8173
                                            E-mail: thomas.curtis@db.com

with copy to:                               Cleary, Gottlieb, Steen & Hamilton
                                            One Liberty Plaza
                                            New York, New York  10006
                                            Attention: Janet L. Fisher, Esq.
                                            Tel: (212) 225-2472
                                            Fax: (212) 225-3999
                                            E-mail: jfisher@cgsh.com

                  All such notices, request, demands, consents and other communications shall be deemed to have been duly given or sent five (5) days following the date on which deposited in the U.S. mail, or on the date on which delivered by hand, by facsimile transmission or e-mail (receipt confirmed), as the case may be, and addressed as aforesaid.

11.5 Expenses. Each Party hereto will pay its own expenses in connection with the transactions contemplated hereby.

11.6 Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

11.7 Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof.

11.8 Governing Law. The Parties hereby agree that this Agreement, and the respective rights, duties and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereunder. To the fullest extent permitted by applicable Law, each of the Parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the courts of the United States of America for the Southern District of New York; and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, for purposes of this Agreement, the jurisdiction of the aforesaid courts, and irrevocably waives any objection to venue in such courts.

11.9 Assignment. Neither DB nor the Company may assign or transfer any of its rights or obligations pursuant to this Agreement without the express written consent of the other.

11.10 Waiver of Jury Trial. Each of the Company and DB hereby expressly waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each of the Company and DB also waives any bond or surety or security upon such bond which might, but for this waiver, be required of any Party. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and DB further warrant and represent that each of them has reviewed this waiver with its legal counsel, and that each voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable and may only be modified by written amendment to this Agreement signed by each of the Parties. In the event of litigation relating to this Agreement, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

11.11 Attorneys' Fees. If any legal proceeding is initiated by any Party hereto to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing Party or parties shall be entitled to recover reasonable attorneys' fees incurred in connection with any such proceedings.
11.12    Right of First Offer on Registered Public Offerings.

(a) Prior to any offer or sale by any DB Holder of any Investment Shares in a public offering pursuant to an effective registration statement under the Securities Act, DB shall give written notice (a "First Offer Notice") to the Company of such desire to sell, which shall identify (i) the number of Investment Shares to be sold; (ii) the nature of the transfer; and (iii) any other material terms and conditions of the proposed offer or sale (other than the proposed sale price). On and prior to the Solicitation Date with respect to any Investment Shares, and following the Solicitation Date if DB shall have given an Acceptance Notice with respect to such Investment Shares, DB shall not, shall not permit any of its Affiliates to, and shall not authorize or permit any of its or their representatives to, directly or indirectly, solicit or encourage the submission of any proposal from any Third Party, participate in any discussion or negotiations with any Third Party, or authorize, engage in or enter any agreement or understanding with any Third Party, with respect to the sale of such Investment Shares; provided, however, that the foregoing shall not in any way limit the participation by any DB Holder in (i) a self-tender offer by, or other sale to, the Company; (ii) any merger, consolidation, tender offer or exchange offer relating to the Company; or (iii) any Permitted Transfer.

(b) The Company shall have five (5) Business Days following the delivery of the First Offer Notice (the "Response Period") to notify DB in writing (such notification, an "Offer to Purchase") of its offer, or an offer by any of its Affiliates, to purchase in cash all (but not fewer than all) of the Investment Shares referred to in the relevant First Offer Notice. During the Response Period, if requested by the Company or any of its Affiliates, DB shall, and shall cause the relevant DB Holder to, negotiate in good faith with the Company or such Affiliate with respect to the terms of a proposed purchase of Investment Shares by the Company or such Affiliate. Any Offer to Purchase shall set forth a proposed cash purchase price for such Investment Shares (the "Company Price") and the proposed closing date for the purchase and may include other material terms and conditions of the proposed purchase. The Company shall not be obligated to deliver an Offer to Purchase, and if an Offer to Purchase is not given prior to the end of the Response Period, the Company shall be deemed to have declined to purchase such Investment Shares.

(c) DB shall have five (5) Business Days following the delivery of an Offer to Purchase to accept the offer made by the Company or any of its Affiliates to purchase all (but not fewer than all) of the applicable Investment Shares on the terms and subject to the conditions set forth in the Offer to Purchase by giving the Company or such Affiliate written notice to that effect (a "First Offer Acceptance Notice"). If DB gives a First Offer Acceptance Notice, the closing for such transaction shall take place at a time and place reasonably acceptable to the Company and DB. If DB does not give a First Offer Acceptance Notice, DB shall be deemed to have rejected the offer set forth in the relevant Offer to Purchase.

(d) If DB shall have complied with the foregoing provisions of this Section and shall not have given an Acceptance Notice with respect to any Investment Shares, DB and the relevant DB Holder may enter into a valid and binding underwriting or purchase agreement with any Person with respect to all (but not fewer than all) of the applicable Investment Shares within one hundred (100) days following the effectiveness of the related registration statement and sell all (but not fewer than all) of the Investment Shares pursuant to such agreement within one hundred eighty (180) days of such effectiveness; provided that (i) the purchase price for such Investment Shares in such sale is at least one hundred percent (100%) of the related Company Price, if any; and (ii) the terms and conditions of such sale are otherwise not materially worse for the DB Seller than those set forth in the related Offer to Purchase; and provided further, that, if such registration statement is being filed pursuant to Section 2(c) or 3 of the Registration Rights Agreement, (x) such one hundred eighty (180) day period shall be extended to the same extent as any period specified Section 6(a) of the Registration Rights Agreement shall be extended; and (y) the Company shall comply with all of its obligations under the Registration Rights Agreement with respect to such registration. If DB or the applicable DB Holder shall not have executed a Purchase Agreement with respect to such Investment Shares within such one hundred (100) day period following the relevant Solicitation Date, or shall not have completed a sale of all such Investment Shares within such one hundred eighty (180) day period, DB and such DB Holder shall no longer be permitted to sell such Investment Shares without again fully complying with all the provisions of this Section, and all the restrictions contained in this Section shall again be in effect with respect to such Investment Shares.

(e) The right of first offer set forth in this Section shall not apply to any Permitted Transfer.

(f) The rights and obligations of the Company, on the one hand, and DB and its Affiliates, on the other hand, with respect to the registration of sales of Investment Shares under the Securities Act are set forth in the Registration Rights Agreement, and this Section 5.12 shall not be construed to impose any additional obligations on the Company to effect any such registration.

11.13    Right of First Refusal on Private and Rule 144 Sales.

(a) If any DB Holder proposes to sell, transfer or assign any of its Investment Shares (i) in a private transaction; or (ii) in one or more sales pursuant to Rule 144 under the Securities Act aggregating, in any three-month period, more than one percent (1%) of the then outstanding Common Stock, then prior to such sale, transfer or assignment, such DB Holder shall give written notice to the Company (or its nominee) of such transfer, sale or assignment for purposes of offering the Company the opportunity to purchase such Investment Shares, free and clear of all Liens, on the same terms and conditions as set forth in such offer to purchase (the "First Refusal Notice"), which shall identify (x) the number of Investment Shares to be sold; (y) the nature of the transfer and, if such transfer is to be effected in a private transaction, the name and address of each prospective purchaser or transferee and the consideration to be paid by each of them for the applicable Investment Shares; and (z) any other material terms and conditions of the proposed offer or sale (including the proposed aggregate sale price); provided, however, that the foregoing shall not in any way limit the participation by any DB Holder in (i) a self-tender offer by, or other sale to, the Company; (ii) any merger, consolidation, tender offer or exchange offer relating to the Company; or (iii) any Permitted Transfer.

(b) If within two (2) Business Days following its receipt of the First Refusal Notice, the Company does not notify such DB Holder in writing of its desire to purchase all, but not fewer than all, of the Investment Shares on the same terms and conditions as set forth in the First Refusal Notice (a "First Refusal Acceptance Notice"), then such DB Holder may sell (i) not less than all of the Investment Shares proposed to be sold in the First Refusal Notice; (ii) if in a private transaction, to the prospective purchaser or transferee identified in the First Refusal Notice; and (iii) for consideration and upon terms no less advantageous to such DB Holder as identified in the First Refusal Notice. If the Company gives a First Refusal Acceptance Notice, then the Company (and/or its nominee) shall effect the purchase of the Investment Shares, including payment of the purchase price (x) if the Investment Shares to be purchased and sold constitute five percent (5%) or less of the Voting Capital Stock then outstanding, not more than one (1) Business Day after delivery of such First Refusal Acceptance Notice, (y) if the Investment Shares to be purchased and sold constitute more than five percent (5%) of the Voting Capital Stock then outstanding, not more than three (3) Business Days after delivery of such First Refusal Acceptance Notice and, in each case, at such time such DB Holder shall deliver to the Company (if applicable) the certificate(s) representing the Investment Shares to be purchased by the Company, each certificate to be properly endorsed for transfer or with duly executed stock powers.

(c) The right of first refusal set forth in this Section shall not apply to any Permitted Transfer.

11.14    Termination; Availability of Remedies.

(a) This Agreement shall be terminable by DB upon a Change in Control of the Company and may also be terminated:

(i)      by mutual written consent of the Company and DB; or

(ii) if at any time DB and its Affiliates shall have ceased to beneficially own in the aggregate, directly or indirectly, Investment Shares representing five percent (5%) or more of the then outstanding Voting Capital Stock of the Company, by written notice either from DB to the Company or from the Company to DB.

(b) No termination of this Agreement or any provision hereof shall operate to relieve any Party of any liability it may have incurred thereunder prior to such termination.

(c) No exercise by any Party of any remedy expressly permitted hereunder shall operate to preclude such Party from exercising any other remedy to which it may be entitled under applicable Law.

11.15 Injunctive Relief. The Parties agree that money damages would be insufficient to compensate the Company in the event of any violation of DB of
Section 4.1 hereof and that the Company shall be entitled to injunctive relief against DB, including without limitation specific performance, to enforce DB's compliance with its obligations under such Section. The Parties further agree that money damages would be insufficient to compensate DB in the event of any violation by the Company of Sections 2.1 and 2.2 hereof and that DB shall be entitled to injunctive relief against the Company, including without limitation specific performance, to enforce the Company's compliance with its obligations under such Sections. The Parties hereby waive any requirement to post a bond in connection with an application for injunctive relief hereunder.

         IN WITNESS WHEREOF, the Company and DB have caused this Agreement to be duly executed and delivered by their representatives thereunto duly authorized as of the date first above written.

                                           NATIONAL DISCOUNT BROKERS GROUP, INC.


                                            By:
                                                     Name:
                                                     Title:


                                            DEUTSCHE BANK AG


                                            By:
                                                     Name:
                                                     Title:


                                            By:
                                                     Name:
                                                     Title:

                                  Schedule 2.1

                                     ANNEX A

                               DEFINITIONS TO THE

                              STOCKHOLDER AGREEMENT

                                     between

                      NATIONAL DISCOUNT BROKERS GROUP, INC

                                       and

                                DEUTSCHE BANK AG

                          Dated as of __________, 2000

                                       and

                        THE SECURITIES PURCHASE AGREEMENT

                                     between

                      NATIONAL DISCOUNT BROKERS GROUP, INC

                                       and

                   DB U.S. FINANCIAL MARKETS HOLDING CORPORATION

                            Dated as of May 15, 2000

                                   DEFINITIONS

                  As used in the Stockholder Agreement and the Securities Purchase Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" shall have the meaning set forth in Section 3.2(a) of the Stockholder Agreement.

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act. Notwithstanding the foregoing, no Party (nor any Affiliate of such Party) shall be considered an Affiliate of another Party (or any of its Affiliates).

                  "Applicable Exchange" shall mean, at the time of determination, the principal national securities exchange or automated quotation system on which the Company's equity securities are listed or admitted for trading, including without limitation the NYSE and the Nasdaq National Market.

                  "As Converted" shall have the meaning set forth in Section 2.1(a) of the Stockholder Agreement.

                  "Average Closing Price" shall mean the average of the closing sales prices, regular way, as reported on the NYSE for any day or period specified (or, if the Common Stock ceases to be listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices for the Common Stock on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the Common Stock on each such date shall not have been reported by Nasdaq, the average of the bid and asked prices of the Common Stock for such day as furnished by any NYSE member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors) or, if no such quotations are available, the fair market value of the Common Stock furnished by any NYSE member firm selected from time to time by the Board of Directors for such purpose.

                  "Balance Sheet" shall have the meaning set forth in Section 2.7(a) of the Securities Purchase Agreement.

                  "Balance  Sheet  Date"  shall  have the  meaning  set forth in
Section 2.7(a) of the Securities Purchase Agreement.

                  "Board of Directors" shall mean the Board of Directors of the Company, as from time to time constituted.

                  "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which the NYSE or banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Certificate  of   Incorporation"   shall  mean  the  Restated
Certificate of Incorporation of the Company, as the same may be amended or restated from time to time.

                  "Change in Control"  shall mean,  with  respect to any Target,
(i) any merger or consolidation of the Target in which the holders of the voting securities of the Target outstanding immediately prior to such merger or consolidation have the right to receive, upon consummation of such transaction less than fifty percent (50%) of the outstanding voting securities of the surviving entity; (ii) any sale, assignment, transfer or other disposition of all or substantially all of the assets of the Target other than to an Affiliate of the Target; or (iii) any transaction in which any Person, or any two or more Persons acting as a group, and all Affiliates of the Person or Persons, who prior to such time owned shares representing less than fifty percent (50%) of the voting power at elections for the board of directors or similar governing body of the Target, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional voting securities of the Target in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and Affiliates beneficially own, fifty percent (50%) or more of the voting power at elections for the board of directors or similar governing body; provided, however, that the foregoing shall not apply to the grant of proxy voting rights to a Person designated by the board of directors or similar governing body of the Target in connection with any meeting of the owners of the voting securities of the Target.

                  "Change in Law" shall mean any change in Law or in any interpretation or application thereof by any Governmental Entity responsible for the implementation or enforcement of such Law that (i) results in DB or any of its Affiliates being prohibited from owning or holding all or any portion of the Investment Shares; or (ii) would impose or result in material restrictions (economic or other) on DB or such Affiliate if it would continue to own or hold such Investment Shares.

                  "Closing" and "Closing Date" shall have the meanings set forth in Section 1.2 of the Securities Purchase Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commission" shall mean the U.S. Securities and Exchange Commission.

                  "Common Stock" shall have the meaning set forth in the preamble to the Securities Purchase Agreement.

                  "Common Stock Equivalents" shall mean any security issued by the Company convertible into, or exchangeable or exercisable for, Common Stock.

                  "Company" shall mean National Discount Brokers Group, Inc., a Delaware corporation , its predecessors, successors and assigns, other than any Person that becomes a successor or assign pursuant to any merger, consolidation, sale of substantially all assets or similar extraordinary corporate transaction.

                  "Company Price" shall have the meaning set forth in Section 5.12(b) of the Stockholder Agreement.

                  "Compensation Plan" shall mean any compensatory arrangement duly approved by the Board of Directors for the benefit of any of the directors, officers or employees of, and natural persons who are consultants to, the Company or any of its Subsidiaries.

                  "Date  Compliant"  shall have the meaning set forth in Section
2.13 of the Securities Purchase Agreement.

                  "DB" shall mean Deutsche Bank AG, a corporation organized under the laws of Federal Republic of Germany, its predecessors, successors and assigns.

                  "DB Group Member" shall mean DB and each direct and indirect Wholly-Owned Subsidiary of DB.

                  "DB  Holder"   shall   mean,   at  the   applicable   date  of
determination, any DB Group Member that, as of such date, is the record and beneficial owner of shares of Voting Capital Stock.

                  "DB List" shall mean a list of Persons agreed from time to time in writing by DB and the Company.

                  "DB Report" shall have the meaning set forth in Section 3.4 of the Stockholder Agreement.

                  "DB  Representative"  shall  have  the  meaning  set  forth in
Section 2.3 of the Stockholder Agreement.

                  "EJV Territory" shall mean, with respect to the European Joint Venture, the Territory as defined in the term sheet with respect to the European Joint Venture.

                  "Encumbrance" shall mean any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "European Joint Venture" shall mean a joint venture between the Company and DB or one or more of their respective Affiliates with respect to areas within the EJV Territory for the provision of on-line discount equity brokerage services to retail investors in the EJV Territory.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Excluded Sale" shall mean the issuance or sale by the Company of Voting Capital Stock or Common Stock Equivalents (including any Voting Capital Stock issuable upon exercise, exchange or conversion thereof) (i) in a bona fide public offering by the Company effected on an underwritten basis or through a placement agent, including in any such case the sale to the underwriter or placement agent; (ii) in a bona fide private placement intended, through the use of procedures and documentation customary in widely-placed private offerings (including, without limitation, road shows and the use of preliminary and final offering memoranda), to result in a widely placed offering by the Company; (iii) pursuant to an agreement binding on the Company, if such agreement could have been fully performed on the execution date thereof without violating the terms of the Stockholder Agreement; (iv) as a pro rata distribution to all holders of Common Stock of the Company and, to the extent required by the terms of any other class or series of the Company's capital stock as a result of such pro rata distribution, any pro rata distribution to the holders of such class or series of capital stock; (v) solely for purposes of Sections 2.1(a), 2.1(b) and 4.2(a)(x) of the Stockholder Agreement in connection with the bona fide acquisition by the Company of a business by means of a merger, consolidation, binding exchange of securities or similar transaction in which one or more classes of equity securities of the Target is required to be registered under the Exchange Act and is in fact publicly held; (vi) solely for purposes of Section 2.1(a) of the Stockholder Agreement and solely to the extent necessary to permit a tax-free reorganization in accordance with the Code and the rules and regulations thereunder, in connection with the bona fide acquisition by the Company of a business by means of a merger, consolidation, binding exchange of securities or similar transaction in which the equity securities of the Target are not required to be registered under the Exchange Act; and (vii) pursuant to any Compensation Plan.

                  "Excluded Shares" shall mean (i) Voting Capital Stock of the Company attributable to DB or any such Affiliate as a result of any bona fide investment management services provided by DB or any such Affiliate to any Third Party, whether or not the ownership of such Voting Capital Stock is reportable to the Commission, any other securities regulatory authority or any bank regulatory authority under applicable Law; (ii) Voting Capital Stock of the Company acquired by DB or any such Affiliate in the ordinary course of its bona fide broker-dealer activities on behalf of Third Parties; (iii) Voting Capital Stock of the Company acquired by DB or any such Affiliate as a result of the foreclosure on the collateral securing any bona fide loan or other credit extended by DB or any such Affiliate to any Third Party in the ordinary course of its business; provided, however, that DB or any such Affiliate shall make commercially reasonable efforts to dispose of the Voting Capital Stock acquired as a result of such foreclosure as promptly as may be reasonably practicable, taking account of any restrictions on any such disposition required under applicable Law, including without limitation Article 9 of the Uniform Commercial Code and the Securities Act, the Exchange Act and the rules and regulations promulgated under such statutes; (iv) Voting Capital Stock of the Company acquired by DB or any such Affiliate in connection with any bona fide broker-dealer or financing activity as to which DB or any such Affiliate maintains and enforces written policies and procedures reasonably designed to prevent the flow of information about the Company to Persons engaged in such activity on a day-to-day basis (including without limitation merger and acquisition advisory and ordinary course banking activities); and (v) Voting Capital Stock of the Company held by DB or any such Affiliate in bona fide trust, managed, custodial or nominee or similar account for the benefit of a Third Party.

                  "Exclusivity and Non-Competition Provisions" shall mean, in the case of each of the European Joint Venture and the Worldwide Joint Venture, the terms upon which each of the Company and DB specifies (which terms shall be in form and substance reasonably satisfactory to each of the Company and DB) (i) the types of business and other activities that each of the Company and DB will be obligated to pursue exclusively through the European Joint Venture and the Worldwide Joint Venture and not through the Company or DB or any of their respective Affiliates; and (ii) the types of business and other activities and/or regions as to which the Company and DB agree that there shall be no competition between the European Joint Venture and the Worldwide Joint Venture, as the case may be, on the one hand, and the other businesses or operations of either the Company or DB or their respective Affiliates, on the other hand.

                  "Existing Holder" shall mean (i) any Person or group that on March 27, 2000 beneficially owned ten percent (10%) or more of the then outstanding Voting Capital Stock; and (ii) with respect to any Person described in clause (i) that is a natural person, the spouse and lineal descendants thereof and any trust or other estate planning vehicle established for the benefit of any such Persons.

                  "Existing  Position"  shall  have  the  meaning  set  forth in
Section 2.2(e) of the Stockholder Agreement.

                  "First Offer Acceptance Notice" shall have the meaning set forth in Section 5.12(c) of the Stockholder Agreement.

                  "First  Offer  Notice"  shall  have the  meaning  set forth in
Section 5.12(a) of the Stockholder Agreement.

                  "First Refusal Acceptance Notice" shall have the meaning set forth in Section 5.13(b) of the Stockholder Agreement.

                  "First  Refusal  Notice"  shall have the  meaning set forth in
Section 5.13(a) of the Stockholder Agreement.

                  "GAAP" shall mean generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Go2Net" shall mean Go2Net, Inc., a Delaware corporation.

                  "Governmental Entity" shall mean any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

                  "Group" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act (or any successor provision).

                  "HSR Act" shall mean the Hart-Scott-Rodino Act of 1976, as amended.

                  "Intellectual Property Rights" shall have the meaning set forth in Section 2.12 of the Securities Purchase Agreement.

                  "Investment   Shares"   shall   mean,   as  of  any   date  of
determination, the number of shares of Voting Capital Stock of the Company beneficially owned, directly or indirectly, by DB and its Affiliates, other than Excluded Shares.

                  "Joint Venture Agreements" shall mean the definitive agreements with respect to (a) the European Joint Venture; (b) the Worldwide Joint Venture; (c) the U.S. Research Venture; and (d) the U.S. Underwriting Venture.

                  "Joint Venture Termination Event" shall mean, with respect to any Person party to a Joint Venture Agreement, the giving of a notice of termination of such Joint Venture Agreement by the other Party based on facts or circumstances specified in such Joint Venture Agreement as providing a basis for termination "for cause".

                  "Knowledge" shall mean the actual knowledge of the President, any Executive Vice President or Senior Vice President of the Company after due inquiry and an investigation of the books and records of the Company and the Principal Subsidiaries.

                  "Law" shall mean any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity.
                  "Lien" shall mean, with respect to any asset of any Person, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any Jurisdiction and any agreement to give or make any of the foregoing.

                  "Material Adverse Effect" shall mean a material adverse effect upon the business, properties, assets, rights, operations, management, earnings, financial condition, or prospects of the Company and its Subsidiaries, taken as a whole, and shall exclude and not give effect to events, circumstances, or conditions affecting the economy of the United States, the securities markets or the brokerage or market making industries generally.

                  "NASD" shall have the meaning set forth in Section 2.9 of the Securities Purchase Agreement.

                  "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Nasdaq National Market" shall mean the National Market System of Nasdaq.

                  "Offer  to  Purchase"  shall  have the  meaning  set  forth in
Section 5.12(b) of the Stockholder Agreement.

                  "Permitted  Holdings"  shall mean, with respect to any Person,
(i) Voting Capital Stock of the Company attributable to such Person or any of its Affiliates as a result of any bona fide investment management services provided by such Person or any such Affiliate to any third party, whether or not the ownership of such Voting Capital Stock is reportable to the Commission, any other securities regulatory authority or any bank regulatory authority under applicable Law; (ii) Voting Capital Stock of the Company acquired by such Person or any such Affiliate in the ordinary course of its bona fide broker-dealer activities on behalf of third parties; (iii) Voting Capital Stock of the Company acquired by such Person or any such Affiliate as a result of the foreclosure on the collateral securing any bona fide loan or other credit extended by such Person or any such Affiliate to any third party in the ordinary course of its business; and (iv) Voting Capital Stock of the Company acquired by such Person or any such Affiliate in connection with any bona fide broker-dealer or financing activity as to which such Person or any such Affiliate maintains and enforces written policies and procedures reasonably designed to prevent the flow of information about the Company to Persons engaged in such activity on a day-to-day basis (including without limitation merger and acquisition advisory and ordinary course banking activities); and (v) Voting Capital Stock of the Company held by such Person or any such Affiliate in bona fide trust, managed, custodial or nominee or similar accounts for the benefit of third parties.

                  "Permitted  Transfer"  shall  have the  meaning  set  forth in
Section 3.2(a) of the Stockholder Agreement.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

                  "Plan" shall mean any plan, program, arrangement, agreement or commitment which is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, corporate-owned or key-man life insurance, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA.

                  "Preferred Stock" shall mean the preferred stock of the Company, $.01 per share, authorized for issuance from time to time under the Certificate of Incorporation.

                  "Principal Subsidiaries" shall mean National Discount Brokers Corporation and NDB Capital Markets Corporation, and their respective successors and assigns.

                  "Prospective Purchaser" shall mean any Person or Group to which the Company proposes to issue or sell any shares of its Voting Capital Stock or Common Stock Equivalents.

                  "Purchased Shares" shall have the meaning set forth in the preamble to the Securities Purchase Agreement.

                  "Purchaser" shall mean DB U.S. Financial Markets Holding Corporation, a Delaware corporation.

                  "Registration Rights Agreement" shall mean the registration rights agreement, dated as of the Closing Date, between the Company, Go2Net, Vulcan, IAT Reinsurance Syndicate, Ltd. and the Purchaser, substantially in the form attached as Exhibit A to the Securities Purchase Agreement.

                  "Regulatory  Problem"  shall  have the  meaning  set  forth in
Section 3.5(e) of the Stockholder Agreement.

                  "Related  Agreements"  shall  have the  meaning  set  forth in
Section 2.2 of the Securities Purchase Agreement.

                  "Response Period" shall have the meaning set forth in Section 5.12(b) of the Stockholder Agreement.

                  "Restricted Purchaser" shall mean any Prospective Purchaser identified on the DB List.

                  "Restricted  Securities"  shall have the  meaning set forth in
Section 3.2(a) of the Stockholder Agreement.

                  "SEC Documents" shall mean all reports, schedules, registration statements and other documents (including all exhibits and schedules thereto) filed by the Company with the Commission pursuant to Sections 13(a) or 14(a) of the Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of May 15, 2000, between the Company and the Purchaser as from time to time amended and in effect between the parties.

                  "Solicitation Date" shall mean, with respect to the Investment Shares, the earlier of (i) the sixth day following the delivery of an Offer to Purchase with respect to such Investment Shares; and (ii) the date on which the Company shall have, or shall be deemed to have, declined to purchase such Investment Shares, in each case pursuant to Section 5.12(b) of the Stockholder Agreement.

                  "Special Voting Stock" shall mean, with respect to any Person, securities of any class or classes of such Person entitling holders thereof any vote in the election of members of the board of directors (or similar governing body) of such Person only upon the happening of a contingency or only with respect to a single class or category of members of such board (or similar governing body).

                  "Standstill Percentage" shall mean, as of any date of determination, nineteen and three-tenths percent (19.3%) of the Voting Capital Stock of the Company outstanding as of such date of determination, calculated in accordance with Section 3.3 of the Stockholder Agreement, as such percentage may be reduced in accordance with Section 4.1 of the Stockholder Agreement.

                  "Stockholder Agreement" shall mean the Stockholder Agreement, dated as of the Closing Date, between the Company and DB, as from time to time amended and in effect between the parties, substantially in the form of Exhibit B to the Securities Purchase Agreement.

                  "Subsidiary" or "Subsidiaries" shall mean any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined), directly or indirectly owns at the time more than fifty percent (50%) of the outstanding Voting Capital Stock of such corporation or trust other than directors' qualifying shares.

                  "Target"   shall  mean  any   Person   that  at  the  time  of
determination is, or may be, subject to a Change in Control.

                  "Tax" and "Taxes"  shall have the meaning set forth in Section
2.11 of the Securities Purchase Agreement.

                  "Tax Return" shall mean a report, return or other information (including any amendments) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Subsidiary.

                  "Third Party" shall mean a Person other than DB, any DB Group Member or any Affiliate of any of the foregoing.

                  "Transfer" shall mean any disposition of any Restricted Shares or of any interest therein which constitutes a sale within the meaning of the Securities Act, other than any disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

                  "U.S. Research Agreement" shall mean the Research Agreement, dated as of the Closing Date, between the Company and DB relating to the U.S. Research Venture, substantially in the form of Exhibit C to the Securities Purchase Agreement.

                  "U.S. Research Venture" shall mean a definitive agreement pursuant to which DB and its Affiliates appoint the Company or one or more of its subsidiaries as the exclusive on-line discount broker in the United States for purposes of distributing research prepared by DB's Global Corporates & Institutions Division (or any successor division) for distribution to retail investors in the United States.

                  "U.S. Underwriting Agreement" shall mean the letter agreement, dated as of the Closing Date, between the Company and DB, relating to the U.S. Underwriting Venture, substantially in the form attached as Exhibit D to the Securities Purchase Agreement.

                  "U.S. Underwriting Venture" shall mean a definitive agreement pursuant to which DB shall agree that, insofar as any affiliate of DB seeks to distribute in the United States through an on-line discount broker, any portion of the equity securities allotted to such affiliate acting as an underwriter of an initial public offering, such affiliate will use the Company (or one or more of its subsidiaries) as its exclusive on-line discount broker for such purpose.

                  "Voting Capital Stock" shall mean, with respect to any Person, securities of any class or classes of such Person entitling the holders thereof to vote in the election of members of the board of directors (or any similar governing body) of such Person but excluding Special Voting Stock.

                  "Voting  Percentage"  shall  have  the  meaning  set  forth in
Section 3.3(c) of the Stockholder Agreement.

                  "Vulcan" shall mean Vulcan Ventures Incorporated, a Washington corporation.

                  "Wholly Owned Subsidiary" shall mean any Subsidiary of a Person as to which such Person owns, directly or indirectly through one or more other wholly owned Subsidiaries, all of the Voting Capital Stock and Special Voting Stock (other than directors' qualifying shares).

                  "Worldwide Joint Venture" shall mean a worldwide joint venture between the Company and DB or one or more of their respective Affiliates for the provision of on-line discount equity brokerage services to retail investors in countries and territories around the world except for the United States and the EJV Territory.

                                                                         EXHIBIT
                                                                           10(c)










                          REGISTRATION RIGHTS AGREEMENT

                         dated as of _____________, 2000

                                      among

                       NATIONAL DISCOUNT BROKERS GROUP, INC.

                                     and the

                           STOCKHOLDERS LISTED HEREIN

                                TABLE OF CONTENTS
                                   (continued)






                                TABLE OF CONTENTS






Section 1..............................................................................................................Definitions 1

Section 2......................................................................................................Demand Registration 5

Section 3...................................................................................................Piggyback Registration 7

Section 4.................................................................................................................Expenses 8

Section 5.......................................................................................................Holdback Agreement 8

Section 6...................................................................................................Preparation and Filing 9

Section 7.........................................................................................................Indemnification 11

Section 8..................................................................................................Underwriting Agreement 14

Section 9...................................................................................................Information by Holder 14

Section 10................................................................................................Exchange Act Compliance 14

Section 11..................................................................................................Rule 144 Requirements 15

Section 12................................................................................................Restriction on Transfer 15

Section 13.................................................................................................Successors and Assigns 16

Section 14.............................................................................................................Assignment 17

Section 15.......................................................................................................Entire Agreement 17

Section 16................................................................................................................Notices 17

Section 17..............................................................................................Modifications; Amendments 19

Section 18...........................................................................................................Counterparts 19

Section 19...............................................................................................................Headings 19

Section 20...........................................................................................................Severability 20

Section 21..............................................................................Governing Law; Submission to Jurisdiction 20

Section 22........................................................................Suspension of Disposition of Registrable Shares 20



         REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of ________________, 2000, among NATIONAL DISCOUNT BROKERS GROUP, INC., a Delaware corporation (together with its successors, the "Company"), and the stockholders of the Company listed on Schedule I hereto (the "Investors").

         Each Investor currently owns or has the right to acquire the number of shares of Common Stock, $.01 par value (the "Common Stock"), of the Company set forth opposite the name of such Investor on Schedule I. The parties hereto deem it to be in their best interests to set forth their rights and obligations in connection with certain public offerings and sales of shares of Common Stock. Accordingly, the parties agree as follows:

Section 1.........

                                   Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act. Notwithstanding the foregoing, no Party (nor any Affiliate of such Party) shall be considered an Affiliate of another Party (or any of it Affiliates) provided, that no Person that is an Affiliate of an Investor, on the one hand, shall be deemed to be an Affiliate of the Company, on the other hand, and vice versa; and provided, further, that any Person that in the absence of this provision might be deemed to be an Affiliate of both an Investor and the Company shall for the purposes hereof be an Affiliate only of the party with which such Person is principally affiliated.
         "Board of Directors" shall mean the Board of Directors of the Company, as from time to time constituted.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which the New York Stock Exchange or banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Change in Control" shall mean (i) any merger or consolidation of the Company in which the holders of voting securities and Common Stock Equivalents outstanding immediately prior to such merger or consolidation have the right to receive, upon consummation of such transaction less than fifty percent (50%) of the outstanding voting securities of the surviving entity; (ii) any sale, assignment, transfer or other disposition of all or substantially all of the assets of the Company other than to an Affiliate of the Company; or (iii) any transaction in which any Person, or any two or more Persons acting as a group, and all Affiliates of the Person or Persons, who prior to such time owned shares representing less than fifty percent (50%) of the voting power at elections for the Board of Directors, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's capital stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and Affiliates beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), fifty percent (50%) or more of the voting power at elections for the Board of Directors; provided, however, that the foregoing shall not apply to the grant of proxy voting rights to a Person designated by the Board of Directors in connection with any meeting of stockholders of the Company.

         "Change in Law" shall mean any change in Law or in any interpretation or application thereof by any Governmental Entity responsible for the implementation or enforcement of such Law that (i) results in DB or any of its Affiliates being prohibited from owning or holding all or any portion of the DB Investment Shares; or (ii) would impose or result in material restrictions (economic or other) on DB or such Affiliate if it would continue to own or hold such DB Investment Shares.

         "Commission" shall mean the U.S. Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "Common Stock" shall have the meaning set forth in the preamble to this Agreement.

         "Common Stock Equivalents" shall mean any security issued by the Company convertible into, or exchangeable or exercisable for, Common Stock.

         "DB" shall mean DB U.S. Financial Markets Holding Corporation, a Delaware corporation.

         "DB Group Investors" shall mean DB, each other DB Holder which owns DB Registrable Shares and any successor to, or assignee or transferee of, a DB Group Investor who shall agree in writing pursuant to Section 14 hereof to be treated as a DB Group Investor and to be bound by the terms and comply with the provisions of this Agreement.

         "DB Group Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of May 15, 2000 between the Company and DB.

         "DB Holder" shall have the meaning set forth in the DB Stockholder Agreement.

         "DB Investment Shares" shall mean the Investment Shares (as defined in the DB Stockholder Agreement).

         "DB Stockholder Agreement" shall mean the Stockholder Agreement dated as of ____________, 2000, between the Company and Deutsche Bank AG, substantially in the form of Exhibit D to the DB Group Securities Purchase Agreement.

         "EJV Territory" shall mean, with respect to the European Joint Venture, the Territory as defined in the term sheet for the European Joint Venture.

         "European Joint Venture" shall mean a joint venture between the Company and DB or one or more of their respective Affiliates with respect to areas within the EJV Territory for the provision of on-line discount equity brokerage services to retail investors in EJV Territory.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Excluded   Shares"  shall  have  the  meaning  set  forth  in  the  DB
Stockholder Agreement.

         "Go2Net" shall mean Go2Net, Inc., a Delaware corporation.

         "Go2Net Agreement" shall mean the Securities Purchase Agreement dated February 5, 2000, among the Company, Go2Net and Vulcan.

         "Go2Net Group" shall mean Go2Net and Vulcan.

         "Go2Net Group Investors" shall mean the Go2Net Group, any Affiliate of Go2Net Group which owns Registrable Shares and any successor to, or assignee or transferee of, a Go2Net Group Investor who shall agree in writing pursuant to
Section 14 hereof to be treated as a Go2Net Group Investor and to be bound by the terms and comply with the provisions of this Agreement.

         "Governmental Entity" shall mean any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

         "IAT" shall mean IAT Reinsurance Syndicate, Ltd., a Bermuda corporation

         "IAT Investors" shall mean IAT, any Affiliate of IAT which owns Registrable Shares and any successor to, or assignee or transferee of, an IAT Investor who shall agree in writing pursuant to Section 14 hereof to be treated as an IAT Investor and to be bound by the terms and comply with the provisions of this Agreement.

         "Investors" shall have the meaning set forth in the preamble to this Agreement.

         "Law" shall mean any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity.

         "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

         "Permitted Transfer" shall mean (a) with respect to the Go2Net Group Investors, shall have the meaning set forth in the Go2Net Agreement; and (b) with respect to the DB Group Investors, shall mean have the meaning set forth in the DB Stockholder Agreement.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

         "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

         "Purchased Shares" shall have the meaning set forth in the DB Group Securities Purchase Agreement.

         "Registrable Shares" shall mean at any time, (i) the DB Investment Shares that have not previously been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or that may not be sold by the holder thereof under Rule 144 and (ii) the Restricted Shares.

         "Restricted Shares" shall mean, with respect to the Go2Net Group Investors and the IAT Investors, the shares of Common Stock and any other securities convertible into, or exercisable or exchangeable for Common Stock and any securities received by any of them upon any conversion, exercise or exchange thereof that have not been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or that may not be sold by the holder thereof under Rule 144.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor or complementary rule thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Standstill Percentage" shall have the meaning set forth in the DB Stockholder Agreement.

         "Stockholders" shall mean the IAT Group Investors, the Go2Net Group Investors and the DB Group Investors.

         "Transfer" shall mean any disposition of any Registrable Shares or of any interest therein which constitutes a sale within the meaning of the Securities Act, other than any disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

         "U.S. Research Venture" shall mean a definitive agreement pursuant to which DB and its Affiliates appoint the Company or one or more of its subsidiaries as the exclusive on-line discount broker in the United States for purposes of distributing research prepared by DB's Global Corporates &
Institutions Division (or any successor division) distribution to retail investors in the United States.

         "U.S. Underwriting Venture" shall mean a definitive agreement pursuant to which DB shall agree that, insofar as any affiliate of DB seeks to distribute in the United States through an on-line discount broker any portion of the equity securities allotted to such affiliate acting as an underwriter of an initial public offering, such affiliate will use the Company (or one or more of its subsidiaries) as its exclusive on-line discount broker for such purpose.

         "Vulcan" shall mean Vulcan Ventures Incorporated, a Washington corporation.

         "Worldwide Joint Venture" shall mean a worldwide joint venture between the Company and DB or one or more of their respective Affiliates for the provision of on-line discount equity brokerage services to retail investors in countries and territories around the world except for the United States and the EJV Territory.

Section 2.........

                               Demand Registration

(a) Subject to subsection (e) below, at any time until June 30, 2002, the IAT Investors shall be entitled to request once that the Company effect a registration under the Securities Act of the Registrable Shares held by them in accordance with this Section; provided that such IAT Investors must request registration of at least fifty percent (50%) of such Registrable Shares.

(b) Subject to subsection (e) below, the Go2Net Group Investors shall be entitled to request once that the Company effect a registration under the Securities Act of Registrable Shares held by them in accordance with this Section; provided that such Go2Net Group Investors must request registration of at least fifty percent (50%) of such Registrable Shares. However, no request for registration may be made hereunder until February 5, 2001, unless such Registrable Shares may be sold, transferred or assigned as provided in Section 9.17 of the Go2Net Agreement otherwise than in a Permitted Transfer.

(c) Subject to Section (e) below, at any time after the second anniversary of the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement, the DB Group Investors shall be entitled to request three (3) times, but not more than once in any twelve (12) month period, that the Company effect a registration under the Securities Act of Registrable Shares held by them in accordance with this Section; provided, however, that such DB Group Investors must request registration of at least thirty percent (30%) of such Registrable Shares and in any case not less than 500,000 of such Registrable Shares; and provided further, that (i) DB and each DB Holder shall be entitled to exercise their rights under this subsection (A) at any time after the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement, if DB or such DB Holder is required to dispose of any Registrable Shares held by it as a result of a Change in Law (provided that DB or such DB Holder shall have used commercially reasonable efforts to comply with such Change in Law without disposing of such Registrable Shares); and (B) at any time after the first anniversary of the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement, if (I) there shall have been a Change in Control of the Company; (II) DB or one or more of its Affiliates, as applicable, and the Company shall have failed to enter into definitive agreements with respect to the European Joint Venture or the Worldwide Joint Venture on or prior to such first anniversary; or (III) DB or one or more of its Affiliates, as applicable, or the Company shall have given notice of termination of any of the U.S. Research Venture, the U.S. Underwriting Venture, the European Joint Venture or the Worldwide Joint Venture as provided in the related definitive agreement; and (ii) the DB Group Investors shall not be entitled to exercise any right provided for in this subsection at such time as they beneficially own, directly or indirectly, in the aggregate less than five percent (5%) of the outstanding Common Stock.

(d) If the Company shall be requested to effect a registration under the Securities Act of Registrable Shares in accordance with this Section, then the Company shall promptly give written notice of such proposed registration to all Stockholders who are then holders of Registrable Shares and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within thirty (30) days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its commercially reasonable efforts in good faith to effect the registration of the Registrable Shares that the Company has been so requested to register on an appropriate form, including Form S-3, or pursuant to Rule 415 under the Securities Act, if available, if so requested by the Stockholders.

(e) The Company shall not be obligated to effect any registration under the Securities Act requested under this Section except in accordance with the following provisions:

(i) the Company shall not be required to register Registrable Shares not eligible for resale pursuant to Section 9.17 of the Go2Net Agreement or any Permitted Transfer.

(ii) the Company shall not be required to register a Transfer to an Affiliate of any Stockholder;

(iii) the Company's obligation to file a registration statement under this Section shall be suspended at any time when (A) it has not received a request under subsection (a), (b) or (c) above; and (B) it has filed, or the Board of Directors has approved the filing of, a registration statement under the Securities Act (other than on Form S-4 or Form S-8 or any successor forms thereto) for the offer and sale of Primary Shares. Such obligation shall resume on the earliest to occur of (X) the date on which such registration statement is withdrawn by the Company, or the Board of Directors abandons its determination to file a registration statement for the offer and sale of Primary Shares, (Y) the date that is ninety (90) days after the effective date of such registration statement, and (Z) the date that is one hundred eighty (180) days after the first filing date of such registration statement;

(iv) the Company may delay the filing or effectiveness of any registration statement pursuant to this Section for a period not to exceed ninety
         (90) days after the date of the Company's receipt of a request for registration if the Board of Directors has determined that such registration would have a material adverse effect upon the Company or its then current business plans; provided, however, that the Company may cause such delay only once during any three hundred sixty (360) day period; and

(v) with respect to any registration pursuant to this Section, the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter (if any) advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such shares, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(A)               first,  the  Registrable   Shares  held  by  the  Stockholders
                  requesting that the Company effect a registration pursuant to subsection (a), (b) (c) above, as applicable;

(B) second, the Registrable Shares held by any other Stockholders, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration;

(C)      third, the Primary Shares, if any; and

(D)      fourth, the Other Shares, if any.

(f) A requested registration under this Section may be rescinded by written notice to the Company by all of the Stockholders requesting such registration pursuant to subsection (a), (b) or (c); such rescinded registration shall not count as a registration statement initiated pursuant to this Section if such registration statement is rescinded prior to the effective date thereof and if the Stockholders initiating such request shall have reimbursed the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such rescinded registration after the first rescission. Even if a registration statement is not rescinded pursuant to this subsection, the Company shall, at any time prior to the effectiveness of a registration statement, deregister any or all of a Stockholder's Registrable Shares included in such registration statement, promptly upon the Company's receipt of a written request from such Stockholder and the Company may withdraw a registration statement so requested if a Stockholder requesting deregistration initiated the registration statement.

Section 3

                             Piggyback Registration

(a) If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's stockholders), it shall promptly give written notice to each Stockholder of its intention so to register the Primary Shares or Other Shares and, upon the written request given within ten (10) days after delivery of any such notice by the Company, of any Stockholder to include in such registration Registrable Shares held by such Stockholder (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that (i) the IAT Group Investors and the Go2Net Investors may not exercise any rights under this Section prior to such time as they would be entitled to exercise rights under Sections 2(a) and (b) hereof, respectively, and the DB Group Investors may not exercise any rights under this Section prior to the first anniversary of the closing for the sale of the Purchased Shares under the DB Securities Purchase Agreement; and (ii) if the managing underwriter advises the Company that the inclusion of all Primary Shares, Other Shares or Registrable Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, if any, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(A)      first, the Primary Shares, if any;

(B) second, the Registrable Shares held by the Stockholders, pro rata based upon the number of Registrable Shares (based upon any required conversion of Common Stock Equivalents) specified in their written requests made under this Section 3(a) above; and

(C)      third, the Other Shares, if any.

(b) Any Stockholder requesting registration under this Section in connection with any registered offering of Primary Shares shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company. No Permitted Transfer may be registered pursuant to this Section. No Stockholder may utilize a registration statement filed pursuant to this Section to register securities for sale, transfer or other disposition of which is restricted by Section 9.17 of the Go2Net Agreement.

Section 4

                                    Expenses

         Except as otherwise provided in Section 2(f), the Company shall bear the expense of the registrations effected pursuant to Sections 2 and 3 hereof, in each case including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc. (the "NASD")), fees and expenses of complying with securities and "blue sky" laws, printing expenses, and fees and expenses of the Company's counsel and accountants, and the fees and expenses of the Selling Stockholders' Counsel (as defined below), but excluding any underwriters' or brokers' discounts or commissions and the fees of any counsel to the selling Stockholders other than the Selling Stockholders' Counsel.

Section 5

                               Holdback Agreement

         If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section 2 or 3 hereof) for sale to the public and the managing underwriter for such registration shall request, the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the Stockholders, which period shall not begin more than ten (10) days prior to the effective date of the registration statement pursuant to which such public offering shall be made and shall not last more than one hundred eighty (180) days after the effective date of such registration statement.

Section 6

                             Preparation and Filing

         If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its commercially reasonable efforts in good faith to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of one hundred eighty (180) days (as extended pursuant to Section 22 hereof) or until all of such Registrable Shares have been disposed of (if earlier);

(b) furnish, at least five (5) Business Days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of such Registrable Shares (the "Selling Stockholders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of one hundred eighty (180) days (as extended pursuant to Section 22 hereof) or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) notify in writing the Selling Stockholders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose; and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its commercially reasonable efforts in good faith to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this subsection;

(f) furnish to each seller of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request, in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) use its commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h) notify on a timely basis each seller of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subsection (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i) make available for inspection by the Selling Stockholders' Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by a seller of Registrable Shares or any such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement;
     (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; or (iii) such Information has been made generally available to the public. The
     Stockholder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) use its commercially reasonable efforts in good faith to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

(k) use its commercially reasonable efforts in good faith to obtain from its counsel an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m) issue to any underwriter to which any seller of Registrable Shares proposes to sell shares in such offering certificates evidencing such Registrable Shares; provided, however, that (i) the Company shall have the right to approve any such underwriter which approval shall not be unreasonably withheld or delayed; and (ii) the Company shall specify in writing the reason for any rejection of an underwriter selected by the seller of such Registrable Shares;

(n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Shares for inclusion on the automated quotation system of NASD or such national securities exchange as the holders of a majority of such Registrable Shares shall request;

(o) use its commercially reasonable efforts in good faith to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the fiscal quarter ending immediately following the effective date of each registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(p) use its commercially reasonable efforts in good faith to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

Section 7

                                 Indemnification

(a)  In connection with any  registration  of any  Registrable  Shares under the
     Securities Act pursuant to this Agreement, the Company shall and hereby agrees to indemnify and hold harmless the seller of such Registrable Shares, its officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such seller, such officer or director, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof; provided, further, that the foregoing indemnity shall not inure to the benefit of any underwriter, with respect to any preliminary prospectus, from whom the person asserting any losses, claims, damages and liabilities and judgments purchased Registrable Shares or any person controlling such underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, or prior to a written confirmation of the sale of the Registrable Shares to such person, and if the prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver the prospectus (as so amended and supplemented) was a result of noncompliance by the Company with Section 6(f) hereof.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) above) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of such seller, each other seller of Registrable Shares under such registration statement and each person who controls any of the foregoing persons within the meaning of the Securities Act and the Exchange Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter in an instrument duly executed by such seller or underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided, however, that such obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each seller of Registrable Shares, an amount equal to the lesser of (i) such seller's proportionate share of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder; and (ii) the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) The indemnification required by this Section will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

(d) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in subsections (a) or (b) of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action, but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection
     (a) or (b) of this Section unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided for in such paragraph (a) or (b). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Registrable Shares by the relevant Stockholder.

(f) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Shares agree that it would not be just and equitable if contributions pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitation set forth in subsection (d) of this Section, any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a seller of Registrable Shares exceed the lesser of (i) such seller's proportionate share of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder; and (ii) the aggregate net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

Section 8

                             Underwriting Agreement

         Notwithstanding the provisions of Sections 5, 6 and 7 hereof, the Company and the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, and to the extent that such agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

Section 9

                              Information by Holder

         Each Stockholder selling Registrable Shares in a proposed registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 10

                             Exchange Act Compliance

         The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Registrable Shares. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 11

                              Rule 144 Requirements

         With a view to making available to the Stockholders the benefits of Rule 144, the Company agrees to use its best efforts to

(a) make and keep current public information available, as those terms are understood and defined in Rule 144(c)(1);

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)  furnish  to any  holder  of  Registrable  Shares  upon  request  a  written statement by the Company as to its compliance with the reporting requirements of Rule 144(c)(1) and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed under Section 13 or 15(d) of the Exchange Act, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

Section 12

                             Restriction on Transfer

(a) The Restricted Shares shall not be transferable except upon the conditions specified in this Section, which conditions are intended to insure compliance with the provisions of the Securities Act.

(b) Each certificate representing Restricted Shares shall (unless otherwise permitted by the provisions of paragraph (c) and (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED." [APPLIES ONLY TO SHARES HELD BY GO2NET GROUP INVESTORS - THESE SHARES ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THE GO2NET AGREEMENT, AND HOLDERS OF THE SHARES ARE SUBJECT TO STANDSTILL PROVISIONS SET FORTH IN THE GO2NET AGREEMENT.]

The foregoing legend shall be removed from the certificates representing any Restricted Shares at the request of the holder thereof at such time as they become registered and sold under the Securities Act or eligible for resale pursuant to Rule 144 under the Securities Act.

(c) The holder of any Restricted Shares agrees, prior to any Transfer of any Restricted Shares, to give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of Restricted Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Shares under the Securities Act or the securities or "blue sky" laws of any state of the United States. Such holder of Restricted Shares shall be entitled to Transfer such Restricted Shares in accordance with the terms of the notice delivered to the Company, unless the Company reasonably objects to such Transfer. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Shares (and each certificate or other instrument evidencing any untransferred balance of such Restricted Shares) shall bear the legend set forth in paragraph (b) above unless the Company shall reasonably determine that (i) registration of any future transfer is not required by the applicable provisions of the Securities Act and the restrictions referred to in such legend do not apply to the transferee of such Restricted Securities; or
     (ii) the Company shall have waived the requirement of such legends.

(d) Notwithstanding the foregoing provisions of this Section, the restrictions imposed by this Section upon the transferability of any Restricted Shares shall cease and terminate when (i) any such Restricted Shares are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph
     (c) above which does not require that the Restricted Shares so transferred bear the legend set forth in paragraph (b) hereof; or (ii) the Company shall be reasonably satisfied that the requirements for transfer of such Restricted Shares under Rule 144 under the Securities Act have been satisfied (subject to the delivery of opinions as set forth above). Whenever the restrictions imposed by this Section shall terminate, the holder of any Restricted Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph
     (b) above and not containing any other reference to the restrictions imposed by this Section.

Section 13

                             Successors and Assigns

         This Agreement shall bind and inure to the benefit of the Company and the Stockholders and, subject to Section 14 hereof, their respective successors and assigns.
Section 14

                                   Assignment

         A Stockholder may assign its rights hereunder with respect to any Registrable Shares to any Person that acquires such Registrable Shares from such Stockholder; provided, however, that such Person shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement whereupon such Person shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement with respect to such Registrable Shares.

Section 15

                                Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto. In particular, this Agreement supersedes the letter of intent, dated March 27, 2000, between the Company and Deutsche Bank Americas Holding Corporation, with respect to the subject matter hereof, among other matters.

Section 16

                                     Notices

         All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

                           (a)      if to the Company:

                                       National Discount Brokers Group, Inc.
                                       10 Exchange Place Centre
                                       Jersey City, NJ 07302
                                       Attention: General Counsel
                                       Telephone: (201) 946-4482
                                       Fax: (201) 946-4510
                                       E-mail: flawatsch@ndbgroup.com

                           with a copy to:

                                       Morgan, Lewis & Bockius LLP
                                       101 Park Avenue
                                       New York, New York 10178-0060
                                       Attention: David G. Nichols, Jr., Esq.
                                       Telephone: (212) 309-6145
                                       Fax: (212) 309-6273
                                       E-mail: dgnichols@mlb.com

                           and to:

                                       Gibbons, Del Deo, Dolan, Griffinger &
                                       Vecchione
                                       One Riverfront Plaza
                                       Newark, New Jersey 07102
                                       Fax: (973) 596-0545
                                       Telephone: (973) 596-4549
                                       Attention: James B. Keenan, Esq.

                           (b)      if to the Investors:

                                    to the address set forth for such Investor on Schedule I,

                           with copies to:

                                    (i)     for the DB Group Investors:

                                            Cleary, Gottlieb, Steen & Hamilton
                                            One Liberty Plaza
                                            New York, New York 10006
                                            Attention: Janet L. Fisher, Esq.
                                            Tel: (212) 225-2472
                                            Fax: (212) 225-3999
                                            E-mail: jfisher@cgsh.com

                                    (ii)    for the Go2Net Group Investors:

                                            Hutchins, Wheeler & Dittmar
                                            A Professional Corporation
                                            101 Federal Street
                                            Boston, MA 02110
                                            Fax: (617) 951-1295
                                            Telephone: (617) 951-6600
                                            Attention: Francis J.Feeney, Jr.,Esq

                                            Cooley, Godward LLP
                                            5200 Carillon Point
                                            Kirkland, WA 98033
                                            Fax:  (425) 893-7777
                                            Attention:  Christopher Wright, Esq.

                           and to:

(iii)    for the IAT Investors:

                                            Peter Kellogg
                                            c/o Spear, Leeds & Kellogg
                                            120 Broadway
                                            New York, NY 10271

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery; (ii) in the case of a nationally-recognized overnight courier, on the next Business Day; and (iii) in the case of mailing, on the fifth Business Day following such mailing if sent by certified mail, return receipt requested.
Section 17

                            Modifications; Amendments

         The terms and provisions of this Agreement may not be modified or amended, except pursuant to writing signed by the Company and all of the Stockholders.

Section 18

                                  Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 19

                                    Headings

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 20

                                  Severability

         It is the desire and intent of the parties that the provisions of Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.
Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21

                    Governing Law; Submission to Jurisdiction

         The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereunder. To the fullest extent permitted by applicable law, each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the courts of the United States of America for the Southern District of New York; and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, for purposes of this Agreement, the jurisdiction of the aforesaid courts, and irrevocably waives any objection to venue in such courts.

Section 22

                 Suspension of Disposition of Registrable Shares

         It shall be a condition precedent to the obligations of the Company under Section 6 hereof that each seller of Registrable Shares shall have agreed that, (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(h) hereof, such selling Stockholder will forthwith discontinue disposition of Registrable Shares until such selling Stockholder receives copies of a supplemented or amended prospectus contemplated by Section 6(h) hereof, or until such selling Stockholder is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; and (ii) if so directed by the Company, such selling Stockholder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such selling Stockholder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. The one hundred eighty (180) day periods referred to in Sections 6(a) and 6(c) hereof shall be extended by the number of days during which a selling Stockholder is prevented from disposing of Registrable Shares by virtue of this Section.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                  NATIONAL DISCOUNT BROKERS GROUP, INC.


                                                            By:
                                                              Name:
                                     Title:


                                   DB U.S. FINANCIAL MARKETS HOLDING CORPORATION


                                                            By:
                                                              Name:
                                     Title:


                                                            By:
                                                              Name:
                                     Title:


                                   GO2NET, INC.


                                                            By:
                                                              Name:
                                     Title:


                                   VULCAN VENTURES INCORPORATED


                                                            By:
                                                              Name:
                                     Title:


                                   IAT REINSURANCE SYNDICATE, LTD.


                                                            By:
                                                              Name:
                                     Title:

EXHIBIT 99(a)

FOR IMMEDIATE RELEASE

Contact: Rich Tauberman
                  Media Contact - National Discount Brokers Group, Inc. The MWW Group
                  (201) 507-9500 rtauberman@mww.com

                  Rafael H. Yaghoutiel
                  Vice President, Investor Relations
                  National Discount Brokers Group, Inc.
                  Tel. (201) 536-6830 ir@ndbgroup.com

                  Frank E. Lawatsch, Jr.
                  Executive Vice President and General Counsel
                  National Discount Brokers Group, Inc.
                  (201) 946-4482 flawatsch@ndbgroup.com

                  Marc Lingnau
                  Deutsche Bank
                  (212) 469-3993 marc.lingau@db.com


                  DEUTSCHE BANK AND NATIONAL DISCOUNT BROKERS
                     SIGN E-COMMERCE AND FINANCIAL ALLIANCE

    Alliance Will Create Jointly Owned Online Brokerage Initiatives Outside of U.S. and Will Provide NDB with Access to World Class Research and IPOs


New York and Jersey City, NJ, May 18, 2000 - Deutsche Bank (OTC: DTBKY), the world's largest financial services group, and National Discount Brokers Group, Inc. (NYSE: NDB), a leading Internet brokerage and financial services company, announced today that the companies have completed a definitive stock purchase agreement, which is part of the parties' previously announced intention to create a global e-commerce and financial alliance. Together the companies will create jointly owned online brokerage capabilities outside of the United States. The strategic alliance also provides NDB with access to Deutsche Bank's U.S. equity research and initial public offering capabilities. Deutsche Bank will purchase up to a 19.3% stake in NDB, which includes 3 million shares to be purchased directly from NDB.

The Deutsche Bank/National Discount Brokers strategic alliance provides Deutsche Bank with access to NDB's online investor community. It also allows Deutsche Bank to take advantage of NDB's technology platform with the aim of delivering an international online brokerage capability.

The agreement calls for Deutsche Bank to purchase 3 million shares of common stock, a pro forma 14.3% equity stake in National Discount Brokers Group, for $45.31 per share resulting in gross proceeds of $135,930,000 and bringing Deutsche Bank's total investment in NDB to 16.0%. Under the terms of the agreement, Deutsche Bank will be permitted to purchase up to a 19.3% stake. The remaining 3.3% may be acquired through open market purchases.

The definitive stock purchase agreement supercedes the letter of intent signed by the parties on March 28, 2000. The parties expect the transaction to close before June 30, 2000. The closing is subject to several conditions including a review under the Hart-Scott-Rodino Antitrust Improvement Act. There can be no assurance the transaction will close or close on schedule.

About Deutsche Bank
With over Euro 953 billion in assets as of March 31 2000 and approximately 90,000 employees, Deutsche Bank offers its clients unparalleled financial services throughout the world. It ranks among the leaders in asset management, capital markets, corporate finance, custody, cash management and private banking. Deutsche Bank is divided into five major business units: Global Corporates and Institutions, Global Technology and Services, Asset Management, Corporates and Real Estate and Private and Retail Banking. Deutsche Bank provides a fully integrated investment and wholesale banking service to corporate clients from its main centers in Frankfurt, London, New York, Baltimore, Tokyo, Singapore, Hong Kong and Sydney, as well as its regional offices around the globe. The keys to the Bank's success remain constant: customer focus, the spirit of innovation, a broad range of product skills combined with technological power and financial strength delivered by highly skilled professionals.

                      About National Discount Brokers Group
Headquartered in Jersey City, New Jersey, National Discount Brokers Group, Inc., an S&P Small Cap 600 Index company, is the parent company of two financial services entities: National Discount Brokers Corporation/ndb.com and NDB Capital Markets Corporation, formerly Sherwood Securities Corp. National Discount Brokers, which was recently ranked #1 in the Barron's Best of Online Brokers survey, at February 29, 2000 had 207,900 customer accounts, with assets of $12.2 billion. NDB Capital Markets main operations are as a market maker in approximately 4,300 Nasdaq and other OTC securities as of February 29, 2000. The Company has offices in Jersey City, New York, Los Angeles, Chicago, San Francisco, Denver and Boston. Customers can access National Discount Brokers Corporation/ndb.com at , via the PowerBroker automated touch-tone telephone system 800-631-8884 or by calling 800-4-1-PRICE.

Statements made in this press release constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. These forward-looking statements generally are accompanied by words such as "intend", "anticipate", "believe", "estimate", "expect", "should" or similar expressions. It should be understood that these forward-looking statements are subject to a number of assumptions, risks and uncertainties, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These uncertainties and risks include changes in laws, rules or regulations, customer growth at NDB.com, and the ability of software and hardware to be modified to perform the services required by the agreement. Risks also include unplanned expense increases, due among other things to unplanned expenditures for software, hardware and marketing alliances, and other risks as set forth in the Form 10-Q of National Discount Brokers Group Inc. for the quarter ended February 29, 2000.

The common stock of the Company anticipated to be offered and sold as described herein will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.